SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2008 (July 24, 2008)

NORPAC TECHNOLOGIES, INC.
 (Exact name of registrant as specified in Charter)

Nevada	000-27147	95-4705831
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5047 Robert J Mathews Parkway, Suite 400
El Dorado Hills, California 95762
  (Address of Principal Executive Offices)

(916) 941-1403
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s pro forma financial statements and the related notes filed with this Form 8-K.

In this report, when we use phrases such as "we," "our," "Company," "us,"  the "Registrant," we are referring to Norpac Technologies, Inc. and CelLynx, Inc. as a combined entity.  Also, references to the “combined entity” refer to Norpac and CelLynx as a combined entity.

Item 1.01	Entry into a Material Definitive Agreement

On July 24, 2008, Norpac Technologies, Inc., a Nevada corporation (“Norpac” or the “Company”), closed a reverse take-over transaction by which it acquired a cellular amplifier business pursuant to a Share Exchange Agreement, as amended  (the “Exchange Agreement”), by and among the Company, CelLynx, Inc., a California corporation (“CelLynx”), and twenty-three (23) CelLynx shareholders who, immediately prior to the closing of the transactions contemplated by the Exchange Agreement, collectively held 100% of CelLynx’s issued and outstanding shares of capital stock (the “CelLynx Owners”).

Prior to the closing, on July 23, 2008, the Company entered into a Regulation S Subscription Agreement (the “Subscription Agreement”) pursuant to which the Company agreed to issue and sell 10,500,000 shares of its common stock and warrants to purchase 10,500,000 shares of common stock at an exercise price of $0.20 per share to non-U.S. persons (the “Investors”) for an aggregate purchase price of $1,575,000 (the “Financing”).

Prior to the closing, on July 22, 2008, CelLynx entered into a Master Global Marketing and Distribution Agreement (the “Distribution Agreement”) with Dollardex Group Corp., a company organized under the laws of Panama (“Dollardex”), whereby Dollardex shall act as CelLynx’s exclusive distributor of CelLynx’s products and related accessories in the following regions: Canada, South America, Europe, Middle East, China, India, Australia, Africa and South East Asia.

Immediately following the closing, on July 24, 2008, two of the new officers and directors, one of the new employees and one of the new non-officer directors of Norpac entered into a Lock-Up Agreement (the “Lock-Up Agreement”) whereby they agreed not to transfer their Norpac shares for a period of 24 months following the closing of the reverse take-over transaction.

As a result of the closing of the reverse take-over transaction, the CelLynx Owners became our controlling shareholders, CelLynx became our wholly-owned subsidiary, and CelLynx’s business became our business.

The following is a brief description of the terms and conditions of the Exchange Agreement, Subscription Agreement and Distribution Agreement, and the transactions contemplated thereunder that are material to the Company.

Reverse Take-over

Under the Exchange Agreement, the Company was to acquire all of the equity interests of CelLynx in exchange for issuing restricted common stock to the CelLynx Owners in an aggregate amount equal to approximately 70% of the total issued and outstanding shares of common stock immediately after the closing of the reverse take-over, taking into account certain derivative shares held by certain CelLynx Owners and a CelLynx noteholder, but exclusive of the shares issued in the Financing and to certain CelLynx investors.   As a result, the CelLynx Owners were to receive 77,970,956 shares of the Company’s common stock in exchange for 100% of CelLynx’s common stock.   However, the Company had only 41,402,110 authorized, unissued and unreserved shares of common stock available, after taking into account the shares of common stock issued and reserved in the Financing described below.  Pursuant to the Exchange Agreement, in the event that there were an insufficient number of authorized but unissued and unreserved common stock to complete the transaction, the Company was to issue all of the available authorized but unissued and unreserved common stock to the CelLynx Owners in a pro rata manner and then establish a class of Series A Convertible Preferred Stock (“Series A Preferred Stock”) and issue that number of shares of Series A Preferred Stock such that the common stock underlying the Series A Preferred Stock plus the common stock actually issued to the CelLynx Owners would equal the total number of shares of common stock due to the CelLynx Owners under the Exchange Agreement.  As a result, the Company issued to the CelLynx Owners an aggregate of 32,454,922 shares of common stock and 45,516,034 shares of Series A Preferred Stock.  The Series A Preferred Stock automatically converts into common stock on a one-to-one ratio upon the authorized capital stock of the Company being increased to include not less than 150,000,000 shares of common stock.

The Exchange Agreement also provided that all options, warrants and convertible notes to purchase or acquire shares of CelLynx be converted into options, warrants or convertible notes to purchase or acquire shares of the Company in the same proportion at which the CelLynx shares were converted into Norpac shares (the “Conversion Ratio”) under the Exchange Agreement.  The exercise or conversion price for such options, warrants or convertible notes shall be the exercise price or conversion price of the CelLynx options, warrants or convertible notes divided by the Conversion Ratio.  As a result, 15,912,601 CelLynx options with an exercise price of $0.09 per share were converted into 20,016,926 Norpac options at an exercise price of approximately $0.0715 per share; 18,330,574 CelLynx options with an exercise price of $0.099 per share were converted into 23,058,565 Norpac options with an exercise price of approximately $0.0787 per share, and, with the exception of the Palomar Note described below, $40,000 of CelLynx convertible notes with a conversion price of $0.01 per share were converted into $40,000 of Norpac convertible notes with a conversion price of approximately $0.0079 per share, and $20,000 of CelLynx convertible notes with a conversion price of $0.10 per share were converted into $20,000 of Norpac convertible notes with a conversion price of approximately $0.0795 per share.  There were no CelLynx warrants issued and outstanding at the time of the closing of the Exchange Agreement.

In connection with the reverse take-over transaction, Palomar Ventures III, L.P. (“Palomar”), holder of a certain amended and restated convertible promissory note dated November 10, 2007 (the “Palomar Note”) executed by CelLynx in the principal amount of $262,356.16, is entitled to convert the Palomar Note into that number of shares of common stock of CelLynx such that immediately following the closing of the reverse take-over transaction, the Palomar Note would be convertible into 4.8% of the issued and outstanding common stock of Norpac, exclusive of unvested options.  As a result, the Palomar Note is convertible into 6,340,029 shares of Norpac common stock.

As a condition to closing the Exchange Agreement, John P. Thornton resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, and the following officers were appointed:

▪	Daniel R. Ash, President, Chief Executive Officer, Chief Operating Officer and Secretary;
▪	Kevin Pickard, Chief Financial Officer and Treasurer, and
▪	Tareq Risheq, Chief Strategy Officer.

In addition, Mr. Thornton agreed to resign as a director of the Company and Mr. Ash, Mr. Risheq, Norman W. Collins, and Robert J. Legendre were appointed directors of the Company.  Mr. Ash’s appointment was effective immediately.  The appointment of the other directors will be effective upon the Company’s compliance with the provisions of Section 14(f) of the Securities Act of 1933, as amended, and Rule 14(f)-1 thereunder.

$1,575,000 Financing

Under the Subscription Agreement, the Company issued 10,500,000 shares of its common stock and warrants (the “Warrants”) to purchase 10,500,000 shares of common stock at an exercise price of $0.20 per share to the Investors for an aggregate purchase price of $1,575,000, or $0.15 per share, payable in cash and through the cancellation of debt.  The proceeds from the Financing were allocated as follows: $100,000 to pay current obligations of Norpac, $225,000 as cancellation of current debt of Norpac and the remaining $1,250,000 for working capital.  The Warrants expire on July 22, 2010 except in the event that at any time CelLynx has manufactured 25 or more of its mobile or home repeater units, then the Company may, at its option, accelerate the expiry of the Warrants by giving notice (“Notice of Acceleration”) to the holder thereof.  If the holder does not exercise the Warrant within 30 days of the giving of the Notice of Acceleration, the Warrants will expire and the holder will have no further rights to acquire any shares of the Company under the Warrants.

As a result of the closing of the Exchange Agreement and Subscription Agreement, the CelLynx Owners now own 40.3%, and the investors in the Financing own 13.0%, of the issued and outstanding common stock of the Company, and the CelLynx Owners own 100% of the issued and outstanding Preferred Stock, which are convertible into 45,516,034 shares of common stock.  At the closing of the Exchange Agreement, the Company had a total of 80,552,812 shares of its common stock issued and outstanding.

Dollardex Distribution Agreement

Under the Distribution Agreement, Dollardex shall act as CelLynx’s exclusive distributor of the CelLynx’s 5BARz™ products and related accessories (the “Products”) in the following nine regions: Canada, South America, Europe, Middle East, China, India, Australia, Africa, and South East Asia (the “Territory”).  The Distribution Agreement supersedes a prior Joint Venture Agreement, as amended, dated January 3, 2008 entered into between the parties.

In accordance with the terms of the Distribution Agreement, Dollardex will sell and distribute the Products directly to resellers (whether wholesales or retailers) or end users of the Products in the Territory as well as sell and distribute the Products to its agents in the Territory (the “Dealers”).  The Dealers will be located and appointed by Dollardex but their appointment will be subject to CelLynx’s approval.

In accordance with the terms of the Distribution Agreement, CelLynx also granted Dollardex an exclusive non-transferrable license to use the tradenames, trademark, logos, and designations in or associated with the Products during the term of the Distribution Agreement in connection with the promotion and distribution of the Products in the Territory. The Distribution Agreement is otherwise subject to customary intellectual property protections, including, without limitation, all of the processes, know-how, and related material proprietary of CelLynx to manufacture the Products.

The term of the Distribution Agreement is perpetual though the Distribution Agreement may be terminated, in the event of, among other events, a material breach, upon a change of control of Dollardex, or by mutual agreement of the parties.  The Distribution Agreement further provides that CelLynx shall have the exclusive right of first refusal to acquire Dollardex in the event that Dollardex considers such transaction. In addition, effective December 31, 2011, CelLynx shall have the option to acquire Dollardex in accordance with a certain appraisal method as further described in the Distribution Agreement.

In accordance with the terms of the Distribution Agreement, CelLynx and Dollardex, prior to Dollardex entering into a contractual relationship with a Dealer or commencing distribution of the Product in a given Territory, will develop a business plan for deployment of the distribution and marketing of the Products in the specific Territory.  CelLynx will have approval rights over the business plan and Dollardex is obligated to conduct business and ensure that Dealers conduct their business substantially in accordance with the terms of the business plan.

As consideration for the rights granted under the Distribution Agreement, Dollardex will provide funding to the Company as follows: (i) $1,000,000 due and payable after the pilot production run for the first commercial Product is completed (the “Initial Roll Out”); (ii) $4,000,000 due and payable 90 days from the commencement of the Initial Roll Out; and (iii) $5,000,000 due and payable 180 days from the commencement of the Initial Roll Out.  In addition, the parties agreed that the Company will sell products to Dollardex at 10% over cost of goods sold and Dollardex will pay the Company 50.1% of its Net Earning (as defined in the Distribution Agreement) on a quarterly basis with payments to be made within 45 days following the end of each quarter.

Lock-Up Agreements

Under the Lock-Up Agreement, Robert J. Legendre, Chairman of the Board of Directors of the Company,  Daniel R. Ash, Chief Executive Officer and a director of the Company, Tareq Risheq, Chief Strategy Officer and a director of the Company, and Anthony DeMarco, a senior employee of the Company, agreed not to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting trust or otherwise), or in any other way encumber or dispose of, directly or indirectly and whether or not voluntarily, without express prior written consent of the Company, any common stock or options to purchase common stock of the Company for a period of 24 months.

The descriptions of the Exchange Agreement, Subscription Agreement, Warrants, Distribution Agreement, Palomar Note, and Lock-Up Agreement are qualified in their entirety by the contents of such agreements, which are attached to this report as Exhibits 2.1, 2.2, 2.3, 10.1, 10.2, 10.3, 10.4 and 10.8, respectively, and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 24, 2008, Norpac acquired a cellular amplifier business in a reverse take-over transaction following the completion of a $1,575,000 private placement of its common stock and warrants to purchase common stock on July 23, 2008. Reference is made to Item 1.01, which is incorporated herein, which summarizes the terms of the reverse take-over transaction under the Exchange Agreement, and the terms of the Financing under the Subscription Agreement.

From and after the Closing Date of the Exchange Agreement, our primary operations consist of the business and operations of CelLynx, which are conducted in the United States. Therefore, we disclose information about the business, financial condition, and management of CelLynx in this Form 8-K.

Effective as of the Closing Date, the following persons were appointed as the Company’s new executive officers:

Name	Officer Position/s held:
Daniel R. Ash	President, Chief Executive Officer, Chief Operating Officer and Secretary
Kevin Pickard	Chief Financial Officer and Treasurer
Tareq Risheq	Chief Strategy Officer

Mr. Daniel R. Ash was appointed as a member of the Company’s board of directors concurrent with Closing. Effective as of Closing, John P. Thornton resigned as Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer. In addition, upon the Company’s compliance with the provisions of Section 14(f) of the Securities Act of 1933, as amended, and Rule 14(f)-1 thereunder, the appointments of Mr. Tareq Risheq, Mr. Norman W. Collins and Mr. Robert J. Legendre as new members of the Company’s board of directors, and the resignation of Mr. Thornton from the board of directors, will become effective.  The Company will file and mail the Information Statement required under Rule 14f-1 to its shareholders shortly following the filing of this Form 8-K. Additional information regarding the above-mentioned directors and/or executive officers are set forth below under the section titled “Management”.

DESCRIPTION OF BUSINESS

Overview

CelLynx is developing and plans to produce and market a next generation of cell phone amplifiers (also known as repeaters or boosters) for the small office, home office (“SOHO”) and vehicle.  This next generation product, CelLynx 5BARz™, is the first single piece unit that strengthens weak cellular signals to deliver higher quality signals for voice, data and video reception on cell phones being used indoors or in vehicles.   CelLynx plans to develop its products for use in North America, Europe and Asia.  The CelLynx product line is intended to be manufactured by top tier contract manufacturers located in South East Asia.   These manufacturers will allow CelLynx to capitalize on the full advantages of multiple manufacturing locations with a trained and experienced technical work force,  state of the art facilities and knowledge of all aspects of supply chain management, operational execution, global logistics and reverse logistics. The marketing and sales functions will be handled in-house incorporating a multi-channel strategy that includes distribution partners, wireless service providers, retail outlets and international joint ventures.

The CelLynx Solution

Most SOHO cellular amplifiers currently on the market require a receiving tower or antenna, usually placed in an attic or on a rooftop, and a transmitting tower or antenna to be placed at least 35 feet from the other antenna with each connected to the amplifier by cable.  CelLynx’s patent pending technology eliminates the need to distance the receiving and transmitting towers, allowing the two towers to be placed directly inside the amplifier, resulting in a more affordable, one piece unit sometimes referred to as ‘plug & play’, i.e. requiring no installation other than plugging the unit into a power source.

CelLynx  has recently completed a prototype of the SOHO unit which delivers 45 decibel  (dB) of gain in a Single Band PCS environment providing up to 1,500 square feet of indoor coverage.  This unit measures 6.5 X 7.5 X 2.5 inches, weighs approximately one pound and does not require the installation of antennas or cables in order to function.  In order to optimize marketability, CelLynx is developing an improved model which it expects to operate in a dual band, PCS and Cellular, environment delivering 65 dB of gain thereby allowing for coverage of 2,500 to 3,000 square feet.  This dual band unit would work with all current wireless carriers in the U.S.  and Canada except Nextel, which operates on its own frequency. The PCS network is generally used by the older carriers such as AT&T at 850MHz while the newer carriers such as T-Mobile operate on the Cellular network at 1900 MHz.  Management is confident that all of the critical functions required for this dual band unit have been identified and that their engineering team has the capability to accomplish development leading to commercialization.

We believe the CelLynx product line, when commercialized, will also offer an advantage over the Femtocell architecture being developed by wireless service providers such as AT&T and Verizon.  This Femtocell technology requires a small cellular base station which connects to the service provider’s network via a broadband such as DSL or cable.  As such, Femtocell will be carrier specific and subject to a monthly subscription fee.  CelLynx products, on the other hand, will be compatible with all wireless carriers in the U.S. and Canada  with the exception of Nextel, will not require a broadband internet connection and will not entail a monthly service fee.

CelLynx has also developed a mobile unit particularly designed for use in vehicles.  This unit currently is an adaptation of the SOHO unit described above.  However, CelLynx is currently improving the mobility of that model by developing an amplifier which will measure 3.5 X 5 inches including one built in antenna and another antenna measuring 4 to 6 inches to be connected to the amplifier by a micro-coax cable and attached to any of the windows by suction cup or other portable means.  The unit will produce up to 45 dB of gain offering higher performance than the competition within the interior of the vehicle cabin while minimizing the signal degrading effects of cabling. The mobile unit will feature built in caller ID and Bluetooth speaker phone for hands free driving and will operate in a dual band environment. It will require no installation other than placing the antennae within the cabin of the vehicle and inserting the cigarette lighter power adapter. Unlike the other products on the market, the CelLynx product will not require the installation of a roof top mounted antenna.  As a result, management believes that this consumer friendly product, will surpass the competition in market acceptance thereby creating the potential for a mass market distribution channel.

History and Development of the Company

CelLynx assembled a veteran engineering  team with extensive cellular radio frequency (RF)  experience headquartered in Sacramento, California.  Within eight months, this team, with more than 80 years of combined experience in building RF products, developed working prototypes of an affordable consumer friendly single piece plug & play amplifier with a minimum of 45dB of gain in both up and down paths. By late 2007, a pre-production prototype had been developed. At that time, CelLynx entered into a merger agreement with Norpac Technologies, Inc., a Nevada corporation trading on the Over The Counter Bulletin Board (OTC BB).

Since the signing of the merger agreement, CelLynx has continued the development of the product while working toward the development of the dual band unit, improving the design and is currently adapting the SOHO unit into a mobile amplifier for vehicle use.  Meanwhile management is focusing on the manufacturing process and a sales and marketing plan to ensure the delivery of a quality low cost product into the market place.

The CelLynx Product Line

5Barz™ Home Unit

The 5Barz™ home unit is designed to eliminate cell phone dead spots in an area similar to the size of a single family home (2,000 to 3,000 square feet).  Expected to retail at about $299.00, the 5Barz™ home unit is lightweight, aesthetically pleasing and designed to sit on a table near a window in the direction of the nearest cell tower.  There is an indicator light to determine the best placement.  This product requires no assembly: simply place the unit on a table and plug in the power chord.  Product introduction is expected to occur near the end of 2008 for the North American model.  The European and Asian models are expected to be introduced mid-year 2009.

5Barz™ Mobile Unit

The 5Barz™ mobile unit is designed to eliminate cell phone dead spots while in a vehicle, moving or stationary.  Simply place the unit in a convenient location within the vehicle, place the antenna close to the windshield on the dash board or attached to the inside windshield with the supplied suction cup, and plug in the cigarette lighter power adapter.  The 5Barz™ mobile unit includes a Blue Tooth speaker phone with caller ID to offer the user the convenience of hands free phone conversation while driving, which is mandated by law in many areas.  This product is also expected to retail at about $299.00 and to be introduced in North American near the end of 2008.  The European and Asian models are expected to be introduced mid-year 2009.

5Barz Product Launch

The 5Barz product launch schedule is coordinated with the marketing plan to first introduce the 5Barz home unit and 5Barz mobile unit in the United States and Canada, operating at the Cellular and PCS frequencies (800/1900MHz).  To allow for the marketing of the 5Barz products in Europe and Asia, new models will be launched next that are designed to operate at the ETSI defined frequencies for GSM (900/1800MHz).  The development requirement for the new models is primarily limited to the tuning of the US based units for the change of frequency assignments, including replacement of frequency sensitive components such as band pass filters and antennas.

Industry Overview

Given the nature of the CelLynx product line, CelLynx is within the overall cellular telephone market as well as two sub-segments of that market, i.e. the in-building wireless  systems marketplace and the vehicle amplifier marketplace.

The overall cellular telephone marketplace

Statistics from the 3GSM World Congress in Barcelona, Spain this year indicate that the number of worldwide mobile subscribers has surpassed the two billion mark and is predicted to reach three billion by the end of this year and four billion by 2011.  Demand for cellular applications beyond voice, such as video, SMS, email and internet access have created a multi-billion dollar market for accessorial cellular network products such as CelLynx amplifiers. “Certain user segments have an almost insatiable appetite for connectivity and enhanced access to critical productivity applications while at work, at home and on the move,” according to Cliff Raskind, Strategy Analytics’ director of Wireless Strategies.  These early adopters are already driving the market for products that will improve connectivity. Business users are twice as likely to carry a mobile phone as a notebook when away from their desk and are keenly interested in expanding email and internet access to the phone.  This increase in bandwidth demand on the cellular network decreases signal strength and increases the need for CelLynx’s 5BARz™ products.

In spite of the overall proliferation of cell phones, the carriers themselves are suffering from a high rate of customer defections sometimes referred to as churn.  According to CITA, The Wireless Association, 40% of those customers switching networks are searching for a better signal. Considering that it costs the average carrier almost $400 to acquire a new subscriber, this global churn rate is the most serious problem affecting the cellular industry and CelLynx is directly addressing this problem through improving indoor and vehicle coverage while diminishing interference. It is also noteworthy that according to First Research, a D & B Company providing Industry Intelligence, 85% of the U.S. Wireless industry revenues are generated by the four major wireless companies, AT&T, Verizon, Sprint and T-Mobile. In the US market, CelLynx will concentrate on adapting its products to the frequencies being used by those carriers, in particular the Dual Band 850/1900MHz.  In the International market, CelLynx will focus on the Dual Band 900/1800MHz being used in Europe, Africa, Asia, Australia, New Zealand and most of South America.

CelLynx believes that all of the above market conditions indicate the potential for the success of The CelLynx product line within the general cell phone market.  The CelLynx products will seek to attract virtually all cell phone users including those who will come by the product through their cellular and Wi-MAX carriers, enterprise employers, government agencies or military service organizations.

The ‘In Building’ wireless systems marketplace

According to ABI Research, ‘In-building wireless systems, forecasted to exceed $15 billion in revenues in 2013, are a key enabler for delivering on the potential of cellular mobile services.’ Total Telecom, a leading communications periodical, reports that the role of the traditional office is no longer essential for day-to-day productivity as people increasingly work wherever the technology is available,  generally at home if not in the office.  The US Department of Labor reports that over 20 million workers work at home and this does not include those who work out of a home office to conduct personal business or those who work at home to finish uncompleted tasks from their regular employment or use their home office for outside or after hours employment.  More and more workers are adopting the trend toward work-life balance that results in them spending more time at home. These factors reinforce the need for improved signal in the Small Office Home Office.  That need is expected to be met by the CelLynx SOHO unit.

The ‘In-Vehicle’ wireless systems marketplace

Three trends are noteworthy when discussing this sub sector:  the growth of the number of motor vehicles on the road, the trend indicating the increased number of mobile workers and the trend toward legislation requiring hands free cell phone operation while driving.

According to Plunkett Research, Ltd. there were 806 million automobiles and light trucks on the roads of the world in 2007.  That number is expected to increase to one billion by the year 2020. Not so surprisingly, predictions by Analyst House IDC indicate that the number of mobile workers is set to reach one billion by 2011. It is reasonable to assume that as the number of vehicles increase and the number of cell phones increase that the number of drivers using cell phones will also increase.

The National Council of Legislators estimate that 73 % of drivers use their cell phones in the car. That being the case,  twenty states and dozens of municipalities have passed legislation requiring hands free  cell phones while driving. Anticipating the continuation of this legislative trend, the CelLynx vehicular model is equipped with Bluetooth for hands free, safe driving.

All of the above trends suggest the need for quality voice, data and media solutions in the mobile environment and that the market for user friendly amplifiers such as CelLynx will follow these trends in both growth and application.

Sales and Marketing Strategy

In the US, CelLynx will  deploy a multi-channel sales strategy seeking to include: Distribution Partners such as Celluphone, QDI or Advantage; Stocking Partners such as Tesco, Hutton & Brightstar;   Cellular Carriers such as AT&T & Verizon; Corporate Accounts such as Accenture, IBM, Remax, Roadway & Hertz;  Retail Outlets such as Radio Shack, Comp USA & Best Buy and Web based direct sales.

CelLynx will address the international market place through a Master Global Marketing, Distribution and Service Agreement between CelLynx and Dollardex Group Corp. (“DGC”).  DGC intends to build an international marketing and distribution dealer network through its existing relationships in its licensed territories.

Operating and Manufacturing Strategy

CelLynx’s  management and engineering teams have extensive experience working with top-tier off shore manufacturers.  In fact, this collective team has successfully launched over 150 complex RF products in the past seven years using off shore manufacturers.

Given their expertise in this area they have become acutely aware of the advantages of partnering with a reputable contract manufacturer (CM).  In this case, CelLynx will immediately leverage manufacturing practices at minimal cost. In fact, the team has identified several CM candidates in South East Asia. Once a CM is selected CelLynx will immediately benefit from multiple manufacturing locations with a trained and experienced technical work force, state of the art facilities and knowledge of all aspects of supply chain management, operational execution, global logistics and reverse logistics.

An additional benefit to CelLynx is that the CM to be selected will have facilities in California which will produce the first 200 units in coordination with the Company’s engineering team.  Once the team has approved these pre-production units, the manufacturing plan will be developed for one of the CM’s Southeast Asia facilities.  The 200 units scheduled for Fall availability will then be used for UL testing and product demonstrations.

Competition by Market Segment

The SOHO or residential wireless amplifier competitors; Most of the companies in this industry do not offer Plug & Play single unit solutions such as CelLynx.  In fact, companies such as Wilson, Wi-Ex and CellAntenna, offer two-piece, ‘cable connected amplifier-to-antenna’ solutions requiring complex installation enabled only by tech savvy users or professional installers and at considerably higher prices than CelLynx.

The mobile vehicle market competitors; A few companies such as Digital Antenna and Richardson (Call Capture) are focused on the vehicle market and others such as Wilson are entering that market.  Again, however, these vehicle solutions require complex installation including roof top mounting of antenna and, in some cases, a direct connection between the cell phone and the roof top antenna.

The Wireless enterprise solution providers as competitors; While the equipment manufacturers in the enterprise market such as Wilson, EMS Wireless and Radioframe Networks are attempting to enter the the SOHO/residential market, their products are engineered for commercial enterprises  requiring complex installation and as a result are expensive as compared to the CelLynx solution.

While each of the above competitors has solutions for certain market segments such as large buildings and warehouses, there is no dominant market leader in the SOHO and Vehicle segments of the Market. CelLynx believes that the total indoor and vehicle cell signal amplification market although now exceeding $300 million annually could experience continued growth through the commercialization of products such as those being offered by CelLynx. As compared to the current products in the marketplace, CelLynx’s key sustainable competitive advantage is in its patent pending technology providing for compact, plug & play, consumer friendly and affordable product lines. An overview of the competition is shown below.

Intellectual Property

CelLynx has trademark protection for the brand name “5Barz” and has applied for trademark protection for its sales slogan, “Turning Weak Spots into Sweet Spots.”  CelLynx has the following patent applications pending:

The CelLynx Technology

The plug-and-play aspects of the CelLynx cellular amplifier demanded complex algorithms and intuitive interfaces. Further complicating the challenge, the repeater required a full duplex linear amplifier providing up to 45db of gain in both RX and TX paths and directional antennae with one inch of separation and 70db of isolation between them. It further required an active feed-forward cancellation in both the RX and TX links with real time correction and an active Automatic Gain Control for both links running in sync with the active feed-forward cancellation.  Typically, a repeater simply boosts off the air cell phone signals so operating performance of a repeater can be related to the amount of boost reliability delivered by the repeater.

System gain is the measure of boost in decibels or dB.  The major obstacles to reliable gain in a repeater are isolation and linearity.  Linearity is a function of the amplification in the active portion of the repeater. Generally, the amplifiers in a repeater are deigned to operate class A and the usable output power is de-rated from the maximum output power by 10dB or 90% below the saturated output of the amplifier. Isolation is the measure of separation of the input from the output of the repeater.  If the separation is less than the system gain, the result will be similar to the feedback screech heard when a microphone is placed too close to a loud speaker.  In practice, isolation has proven to be the Achilles heel of repeaters because unlike linearity, improvements in isolation have proven to be costly and unmanageable.

Traditionally the low tech approaches to achieving the isolation necessary for adequate repeater performance includes vertical and horizontal spacing of the two antennae, as with a speaker and microphone.  In most cases this horizontal spacing requires approximately ten times the distance of vertical spacing.   CelLynx has used a high tech approach to deal with the real world environment resulting in a superior product delivering high performance. Not only did the team meet the challenge, but in the process they developed a user friendly, affordable unit that is protected by five pending patents.

Government Regulation and Probability of Affecting Business

Our products are subject to Federal Communications Commission (FCC) and Underwriter Laboratories (UL) certifications.  We will submit samples of our products to both agencies according to our product development process.  We do not anticipate any difficulty in obtaining these certifications for our products.

In addition, because we plan to market and sell our products in other countries, importation and exportation regulations may impact our activities. A breach of these laws or regulations may result in the imposition of penalties or fines, suspension or revocation of licenses. We are not currently involved in any such judicial or administrative proceedings and believe that we are in compliance with all applicable regulations.  Although it is impossible to predict with certainty the effect that additional importation and exportation requirements and other regulations may have on future earnings and operations, we are presently unaware of any future regulations that may have a material effect on our financial position, but cannot rule out the possibility.

Compliance with Environmental Laws

CelLynx is not required to comply with any environmental laws that are particular to the cellular amplifier industry.  However, it is company policy to be as environmentally conscience in every aspect of our operations.

Employees

CelLynx has approximately six (6) full-time employees.  In addition, we have hired several consultants to assist with development of our cellular amplifier units.   CelLynx is not affiliated with any union or collective bargaining agreement.  There have been no adverse labor incidents or work stoppages in the history of CelLynx. Management believes that its relationship with our employees is good.

Corporate Information

CelLynx’s principal executive offices are located at 5047 Robert J Mathews Parkway, Suite 400, El Dorado Hills, California 95762.  CelLynx’s main telephone number is (916) 941-1403, and our website address is www.CelLynx.com.  Information provided on our website, however, is not part of this Current Report on Form 8-K and is not incorporated herein.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

THERE IS SUBSTANTIAL UNCERTAINTY AS TO WHETHER WE WILL CONTINUE OPERATIONS.  IF WE DISCONTINUE OPERATIONS, YOU WILL LOSE YOUR INVESTMENT.

Our auditors have discussed their uncertainty in their audit report dated July 24, 2008. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months without obtaining  additional capital. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such, unless we raise additional capital, we may have to cease operations, and you could lose your entire investment.

WE LACK AN OPERATING HISTORY AND HAVE LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE. THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY SUSPEND OR CEASE OPERATIONS.

Our operations to date have been limited to the development of our product.  Although we have produced a first edition prototype of our 5Barz™ amplifier, we have not marketed it to the public and therefore have not realized any revenues. Since we have not begun to sell our products, we have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $1,719,613. Our ability to achieve and sustain revenue, and then profitability and positive cash flow is dependent upon:

•	our ability to develop and commercialize products such as our SOHO amplifier and Mobile amplifier and other complementary products;

•	entry into manufacturing, distribution and marketing arrangements; and

•	our ability to attract customers.

We are a start up company with limited assets and no previous operating history and are at an infancy stage. As such, we face the risks and problems associated with any business in its early stages with no operating history on which an evaluation of its prospects can be made. Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues of substance will cause us to go out of business.

THE MARKET FOR CELLULAR AMPLIFIER PRODUCTS IS AT AN EARLY STAGE AND IF MARKET DEMAND DOES NOT DEVELOP, WE MAY NOT ACHIEVE OR SUSTAIN REVENUE GROWTH.

The market for our type of cellular amplifier products is at an early stage. If we are unable to develop demand for cellular amplifier products, we may not achieve or sustain revenue growth. We cannot accurately predict the growth of the markets for these products, the timing of product introductions or the timing of commercial acceptance of these products.

Even if our cellular amplifier products are ultimately widely adopted, widespread adoption may take a long time to occur. The timing and amount of product sales that we receive will depend on whether the products marketed achieve widespread adoption and, if so, how rapidly that adoption occurs. We expect that we will need to pursue extensive and expensive marketing and sales efforts to educate prospective customers about the uses and benefits of our products.

WE WILL NEED ADDITIONAL CAPITAL IN THE FUTURE AND IT MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS.

We will need to raise additional funds in order to finance our operations while we implement and execute our business plan, support expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses, or take advantage of unanticipated opportunities. There can be no assurance that such additional capital will be available or on terms acceptable to us. If future financing funds are not available on acceptable terms, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business, results of operations and financial results. Furthermore, sales of additional equity or convertible debt securities would result in additional dilution to our stockholders.

WE HAVE NOT YET OFFERED OUR PRODUCTS FOR SALE, THERE ARE NO ASSURANCES THAT WE WILL EVER GENERATE SUBSTANTIVE REVENUES FROM THEIR SALE OR MAKE A PROFIT.

Because we are small and have limited capital, we must begin by producing only a small number of products. We intend to market our products through distribution partners, wireless service providers, retail outlets and international joint ventures.  However, we may not be able to attract enough customers to operate profitably. If we are unable to produce or for some other reason sell enough products to operate profitably, we may have to suspend or cease operations.

WE FACE COMPETITION FROM COMPANIES WITH SUBSTANTIALLY GREATER RESOURCES.

We may not be able to compete successfully against current and future competitors. Our business is evolving and intensely competitive, and we expect competition to intensify. We expect to compete across a number of markets with a variety of competitors, many of which competitors are much larger than we are and have substantially greater financial, distribution, and marketing resources than we do.

Our cellular amplifier sales business will face competition from the many companies that already have versions of cellular amplifiers in chain stores, smaller retailers and on Internet sites or shopping websites. Many of our competitors who produce cellular amplifiers will have greater financial and other resources than we do and will be able to promote their products to a greater extent than we will. In addition, cellular services providers that offer competing products may offer substantial promotional discounts to their customers as part of a customer retention strategy.

These competitors may have a competitive advantage in marketing to certain consumer markets. All of these competitors also compete for distribution channels and for suppliers and manufacturers. Increased competition from such companies could have a material adverse effect on our business, results of operations, and financial condition.

WE WILL BE DEPENDENT OF THIRD PARTY MANUFACTURERS FOR THE MANUFACTURE AND SHIPMENT OF OUR PRODUCTS.

We do not and will not own or operate any manufacturing facilities and, therefore, will be dependent on third parties for the manufacture of our products. We will rely on contract manufacturers to produce most of our products. These contract manufacturers may also produce products for some of our competitors. If any of our contract manufacturers were unable or unwilling to produce and ship our products in a timely manner or to produce sufficient quantities to support our growth, if any, we would have to identify and qualify new contract manufacturers. There can be no assurance that we would be able to identify and qualify new contract manufacturers in a timely manner or that such manufacturers would allocate sufficient capacity to us in order to meet our requirements, which could adversely affect our ability to make timely deliveries of our products. In addition, there can be no assurance that the capacity of the contract manufacturers will be sufficient to fulfill our orders, and any supply shortfall could materially and adversely affect our business, results of operations, and financial condition. We expect to store our products in a warehouse at the contact manufacturers' premises prior to shipment to distributors. Shipments to and from the warehouses could be delayed for a variety of reasons including weather conditions, strikes, and shipping delays. Any significant delay in shipments of our products would have a material adverse effect on our business, results of operations, and financial condition.

To successfully operate our business, we must receive timely delivery of merchandise from our vendors and suppliers. As we grow, some of these vendors may not have sufficient capital, resources or personnel to satisfy their commitments to us. Any significant delay in the delivery of products by vendors could have a material adverse effect on our business, results of operations, and financial condition.

In addition, the contract manufacturers will be contractually required to maintain the quality of the products we sell and to comply with applicable laws and regulations relating to the production of such products. There can be no assurance that our contract manufacturers will always produce products that are consistent with our standards. The failure of any contract manufacturer to produce products that conform to our standards could materially adversely affect our reputation and result in product recalls, product liability claims and severe economic loss.

OUR SALES AND OPERATING RESULTS MAY VARY WIDELY.

We expect to experience fluctuations in our operating results as a result of a variety of factors, including:

(i) fluctuations in promotional, advertising, and marketing expenditures;

(ii) the introduction of new products or delays in such introductions;

(iii) the introduction or announcement of new products by our competitors;

(iv) customer acceptance of new products;

(v) shipment delays;

(vi) consumer perceptions of our products and operations;

(vii) competitive pricing pressures;

(viii) the adverse effect of our or our distributors' or suppliers' failure, and allegations of their failure, to comply with applicable regulations;

(ix) the availability and cost of raw materials or components;

(x) economic conditions in general and in the cellular industry in particular;

(xi) the negative effect of changes in or interpretations of regulations that may limit or restrict the sale of certain of our products;

(xii) the expansion of our operations into new markets; and

(xiii) the introduction of our products into each such market.

Any of these factors could have a material adverse effect on our business, results of operations, and financial condition. We have no operating history, and therefore it is difficult to predict our future sales or our ability to identify and adapt our products successfully to meet changing consumer interest trends and other elements that affect our results of operations.

WE MUST ACHIEVE TRADE & CONSUMER ACCEPTANCE IN DISTRIBUTION CHANNELS.

Our growth will depend in part on our ability to attract and maintain customers and expand our channels of marketing and distribution (including without limitation distribution partners, retailers, cellular service providers and international joint ventures). These channels of marketing and distribution are expected to present competitive challenges, risks and marketing and distribution costs. In addition, our expansion in these channels of distribution will require us to attract and retain consumers in broader demographic and geographic markets. There can be no assurance that we will achieve successful distribution through nationwide distribution channels and with consumers in other demographic and geographic markets. The inability to obtain consumer acceptance in these markets could have a material adverse effect on our business, results of operations, and financial condition.

RELIANCE ON OUR SUPPLIERS MAKES US VULNERABLE TO THE LOSS OF ONE OR MORE KEY SUPPLIERS OR THE DELIVERY CAPABILITIES OF OUR SUPPLIERS.

We typically rely on a limited number of key suppliers. Although we have developed good long-term relationships with our suppliers and EMS (Electronics Manufacturing Services) OEM third party alliance, there can be no assurance that we will always be able to obtain components and have our products completed and delivered to the market in a timely base. Such delay could make our products become obsolete or unattractive with our customers and consequently, our results of operations will be materially and adversely affected.

WE ARE HIGHLY DEPENDENT ON SENIOR MANAGEMENT AND KEY SALES AND TECHNICAL PERSONNEL.

We are highly dependent on our senior management to manage our business and operations and our key managerial, financial, sales, design, engineering, technical and other personnel for the sale, development and production of our cellular amplifiers. In particular, we rely substantially on our Chief Executive Officer, Daniel R. Ash, our Chief Strategic Officer, Tareq Risheq, and our Chief Technology Officer, Anthony DeMarco, to manage our operations.  We do not maintain key man life insurance on any of our senior management or key personnel.  The loss of any one of them would have a material adverse effect on our business and operations.  Competition for senior management and sales and technical personnel is intense, and the pool of suitable candidates is limited. We may be unable to locate a suitable replacement for any senior management or key sales and technical personnel that we lose.  In addition, if any member of our senior management or key sales and technical personnel joins a competitor or forms a competing company, they may compete with us for customers, business partners and other key professionals and staff members of our company.  Although each of our senior management and key sales and technical personnel has signed a confidentiality and non-competition agreement in connection with his employment with us, we cannot assure you that we will be able to successfully enforce these provisions in the event of a dispute between us and any member of our senior management or key research and development personnel. None of our key personnel are party to any employment agreements with us, and management and other employees may voluntarily terminate their employment at any time.

IF WE ARE UNABLE TO ATTRACT AND RETAIN HIGHLY QUALIFIED PERSONNEL, THE QUALITY OF OUR SERVICES MAY DECLINE, AND WE MAY NOT MEET OUR BUSINESS AND FINANCIAL GOALS.

We compete for qualified personnel with other cellular amplifier companies.  Intense competition for these personnel could cause our compensation costs to increase significantly, which, in turn, could have a material adverse effect on our results of operations. Our future success and ability to grow our business will depend in part on the continued service of these individuals and our ability to identify, hire and retain additional qualified personnel.  If we are unable to attract and retain qualified employees, we may be unable to meet our business and financial goals.

OUR GROWTH STRATEGY MAY PROVE TO BE DISRUPTIVE AND DIVERT MANAGEMENT RESOURCES.

Our growth strategy may involve large transactions and present financial, managerial and operational challenges, including diversion of management attention from existing businesses, difficulty with integrating personnel and financial and other systems, increased expenses, including compensation expenses resulting from newly-hired employees, assumption of unknown liabilities and potential disputes. We could also experience financial or other setbacks if any of our growth strategies incur problems of which we are not presently aware. We may require additional financing in the future.

WE WILL NEED TO OBTAIN ADDITIONAL DEBT OR EQUITY TO FUND FUTURE CAPITAL EXPENDITURES AND TO MEET WORKING CAPITAL REQUIREMENTS.

Additional equity may result in dilution to the holders of our outstanding shares of capital stock. Additional debt financing may include conditions that would restrict our freedom to operate our business, such as conditions that:

●	limit our ability to pay dividends or require us to seek consent for the payment of dividends;

●	increase our vulnerability to general adverse economic and industry conditions;

●
require us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow to fund capital expenditures, working capital and other general corporate purposes; and

●	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

We cannot guarantee that we will be able to obtain any additional financing on terms that are acceptable to us, or at all.

GEOGRAPHICAL BUSINESS EXPANSION EFFORTS WE MAKE COULD RESULT IN DIFFICULTIES IN SUCCESSFULLY MANAGING OUR BUSINESS AND CONSEQUENTLY HARM OUR FINANCIAL CONDITION.

As part of our business strategy, we may seek to expand by acquiring competing businesses or customer contracts in our current or other geographic markets, or we may open offices in the geographical markets we desire to operate within. We may face challenges in managing expanding product and service offerings and in integrating acquired businesses with our own. We cannot accurately predict the timing, size and success of our expansion efforts and the associated capital commitments that might be required. We expect to face competition for expansion candidates, which may limit the number of expansion opportunities available to us and may lead to higher expansion costs. There can be no assurance that we will be able to identify, acquire or profitably manage additional businesses/contracts or successfully integrate acquired businesses/contracts, if any, into our company, without substantial costs, delays or other operational or financial difficulties. In addition, expansion efforts involve a number of other risks, including:

●	Failure of the expansion efforts to achieve expected results;

●	Diversion of management’s attention and resources to expansion efforts;

●	Failure to retain key customers or personnel of the acquired businesses; and

●	Risks associated with unanticipated events, liabilities or contingencies.

Client dissatisfaction or performance problems at a single acquired business could negatively affect our reputation. The inability to acquire businesses on reasonable terms or successfully integrate and manage acquired companies, or the occurrence of performance problems at acquired companies, could result in dilution, unfavorable accounting charges and difficulties in successfully managing our business.

OUR INABILITY TO OBTAIN CAPITAL, USE INTERNALLY GENERATED CASH, OR USE SHARES OF OUR COMMON STOCK OR DEBT TO FINANCE FUTURE EXPANSION EFFORTS COULD IMPAIR THE GROWTH AND EXPANSION OF OUR BUSINESS.

Reliance on internally generated cash or debt to finance our operations or complete business expansion efforts could substantially limit our operational and financial flexibility. The extent to which we will be able or willing to use shares of common stock to consummate expansions will depend on our market value from time to time and the willingness of potential sellers to accept it as full or partial payment. Using shares of common stock for this purpose also may result in significant dilution to our then existing stockholders. To the extent that we are unable to use common stock to make future expansions, our ability to grow through expansions may be limited by the extent to which we are able to raise capital for this purpose through debt or equity financings. No assurance can be given that we will be able to obtain the necessary capital to finance a successful expansion program or our other cash needs. If we are unable to obtain additional capital on acceptable terms, we may be required to reduce the scope of any expansion. In addition to requiring funding for expansions, we may need additional funds to implement our internal growth and operating strategies or to finance other aspects of our operations. Our failure to (i) obtain additional capital on acceptable terms, (ii) use internally generated cash or debt to complete expansions because it significantly limits our operational or financial flexibility, or (iii) use shares of common stock to make future expansions may hinder our ability to actively pursue any expansion program we may decide to implement.

WE MAY BE UNABLE TO ATTAIN PROFITABILITY OR INCREASE NET SALES, EXPAND THE RANGE OF OUR SERVICES OR ENTER NEW MARKETS.

Various factors, including demand for our cellular amplifiers and our ability to expand the range of our product and service offerings and to successfully enter new markets, may affect our ability to maintain or increase the net sales of our business or any subsequently acquired businesses. There can be no assurance that we will be able to maintain or attain profitability and/or expand the sales of our business or any subsequently acquired businesses.

WE DO NOT ANTICIPATE HAVING LONG-TERM AGREEMENTS WITH OUR CUSTOMERS AND, ACCORDINGLY, COULD LOSE CUSTOMERS WITHOUT WARNING.

We do not anticipate that our products will be sold pursuant to long-term agreements with customers, but instead on a purchase order basis.  As a result, our customers may cancel or reschedule purchase orders with us on relatively short notice. Cancellations or rescheduling of customer orders could result in the delay or loss of anticipated sales without allowing us sufficient time to reduce, or delay the incurrence of, our corresponding inventory and operating expenses. In addition, changes in forecasts or the timing of orders from these or other customers would expose us to the risks of inventory shortages or excess inventory. This, in turn, could cause our operating results to fluctuate.

OUR COMPETITIVE POSITION DEPENDS IN PART ON MAINTAINING INTELLECTUAL PROPERTY PROTECTION.

Our ability to compete and to achieve and maintain profitability depends in part on our ability to protect our proprietary discoveries and technologies. We have applied for trademark protection for the brand names “5Barz” and our sales slogan “Turning Weak Spots into Sweet Spots.”  We have also applied for patent protection for our proprietary one-unit cellular amplifier.  We currently rely on a combination of copyrights, trademarks, trade secret laws and confidentiality agreements to protect our intellectual property rights. We also rely upon unpatented know-how and continuing technological innovation to develop and maintain our competitive position.  From time to time, the United States Supreme Court, other federal courts, the U.S. Congress or the U.S. Patent and Trademark Office may change the standards of patentability, and any such changes could have a negative impact on our business.

OUR CELLULAR AMPLIFIERS ARE UNTESTED AND MAY NOT BE EFFECTIVE OR PATENTABLE OR MAY ENCOUNTER OTHER UNEXPECTED PROBLEMS, WHICH COULD ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

Our cellular amplifier products are new and have not been tested in installation settings for a sufficient period of time to prove their long-term effectiveness and benefits. These products may not be effective or other problems may occur that are unexpected and could have a material adverse effect on our business or results of operations. While we have filed patent applications for our cellular amplifier technology, patents may not be issued on such technology, or we may not be able to realize the benefits from any patents that are issued.

WE MAY FACE INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS THAT COULD BE TIME-CONSUMING AND COSTLY TO DEFEND AND COULD RESULT IN OUR LOSS OF SIGNIFICANT RIGHTS AND THE ASSESSMENT OF DAMAGES.

If we receive notice of claims of infringement, misappropriation or misuse of other parties’ proprietary rights, some of these claims could lead to litigation. We cannot assure you that we will prevail in these actions, or that other actions alleging misappropriation or misuse by us of third-party trade secrets, infringement by us of third-party patents and trademarks or the validity of our patent or trademarks, will not be asserted or prosecuted against us. We may also initiate claims to defend our intellectual property rights. Intellectual property litigation, regardless of outcome, is expensive and time-consuming, could divert management’s attention from our business and have a material negative effect on our business, operating results or financial condition. If there is a successful claim of infringement against us, we may be required to pay substantial damages (including treble damages if we were to be found to have willfully infringed a third party’s patent) to the party claiming infringement, develop non-infringing technology, stop selling our products or using technology that contains the allegedly infringing intellectual property or enter into royalty or license agreements that may not be available on acceptable or commercially practical terms, if at all. Our failure to develop non-infringing technologies or license the proprietary rights on a timely basis could harm our business. Parties making infringement claims on future issued patents may be able to obtain an injunction that would prevent us from selling our products or using technology that contains the allegedly infringing intellectual property, which could harm our business.

PRODUCT LIABILITY CLAIMS AGAINST US COULD RESULT IN ADVERSE PUBLICITY AND POTENTIALLY SIGNIFICANT MONETARY DAMAGES.

As a seller of consumer products, we face an inherent risk of exposure to product liability claims in the event that our cellular amplifiers’ use results in damages, injuries or fatalities. It is possible that our products could result in damage, injury or fatality, whether by product malfunctions, defects, improper installation or other causes. If such damages, injuries or fatalities or claims of such were to occur, we could incur monetary damages, and our business could be adversely affected by any resulting negative publicity. The successful assertion of product liability claims against us also could result in potentially significant monetary damages and, if our insurance protection is inadequate to cover these claims, could require us to make significant payments from our own resources.

UNEXPECTED BUSINESS INTERRUPTIONS COULD ADVERSELY AFFECT OUR BUSINESS.

Our operations are vulnerable to interruption by earthquake, fire, power failure and power shortages, hardware and software failure, floods, computer viruses and other events beyond our control. In addition, we do not carry business interruption insurance to compensate us for losses that may occur as a result of these kinds of events, and any such losses or damages incurred by us could disrupt our production and other operations.

IF WE FAIL TO DEVELOP AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD.  AS A RESULT, CURRENT AND POTENTIAL SHAREHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTS, WHICH COULD HARM OUR BUSINESS AND THE TRADING PRICE OF OUR COMMON STOCK.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting and have our independent registered public accounting firm annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting. We plan to prepare for compliance with Section 404 by strengthening, assessing and testing our system of internal controls to provide the basis for our report. The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention, especially given that we have not yet undertaken any efforts to comply with the requirements of Section 404. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need will become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for listing on one of the NASDAQ Stock Markets or national securities exchanges, and the inability of registered broker-dealers to make a market in our common stock, which would further reduce our stock price.

COSTS INCURRED BECAUSE WE ARE A PUBLIC COMPANY MAY AFFECT OUR PROFITABILITY.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We are now subject to the SEC’s rules and regulations relating to public disclosure. SEC disclosures generally involve a substantial expenditure of financial resources. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC, have required changes in corporate governance practices of public companies. We expect that full compliance with these new rules and regulations will significantly increase our legal and financial compliance costs and make some activities more time-consuming and costly. For example, we will be required to create additional board committees and adopt policies regarding internal controls and disclosure controls and procedures. Such additional reporting and compliance costs may negatively impact our financial results. To the extent our earnings suffer as a result of the financial impact of our SEC reporting or compliance costs, our ability to develop an active trading market for our securities could be harmed.

As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

It may be time-consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act, when applicable to us. Some members of our management team have limited or no experience operating a company whose securities are traded or listed on an exchange, nor with SEC rules and requirements, including SEC reporting practices and requirements that are applicable to a publicly-traded company. We may need to recruit, hire, train and retain additional financial reporting, internal controls and other personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, when applicable, we may not be able to obtain the independent accountant certifications that may apply to us under the Sarbanes-Oxley Act.

Risk Relating to an Investment in Our Securities

GENERALLY, WE HAVE NOT PAID ANY CASH DIVIDENDS, AND NO CASH DIVIDENDS WILL BE PAID IN THE FORESEEABLE FUTURE.

We do not anticipate paying cash dividends on our common stock in the foreseeable future, and we may not have sufficient funds legally available to pay dividends. Even if funds are legally available for distribution, we may nevertheless decide not to or may be unable to pay any dividends. We intend to retain all earnings for our company’s operations. Accordingly, you may have to sell some or all of your common stock in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell our common stock and may lose some or all of the amount of your investment. Any determination to pay dividends in the future on our common stock will be made at the discretion of our board of directors and will depend on our results of operations, financial conditions, contractual restrictions, restrictions imposed by applicable law, capital requirements and other factors that our board of directors deems relevant.

IF YOU PURCHASE OUR COMMON STOCK, YOU MAY INCUR SUBSTANTIAL DILUTION.

The issuance of additional shares of our capital stock or the exercise of stock options or warrants could be substantially dilutive to your shares and may negatively affect the market price of our common stock.

THE APPLICATION OF THE “PENNY STOCK” RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934. The penny stock rules apply to companies which are not traded on a national securities exchange or quoted on The NASDAQ Stock Market whose common stock trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of US$1,000,000 or annual income exceeding US$200,000 or US$300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common stock, and may result in decreased liquidity for our common stock and increased transaction costs for sales and purchases of our common stock as compared to other securities.

OUR COMMON STOCK IS THINLY TRADED, AND YOU MAY BE UNABLE TO SELL AT OR NEAR “ASK” PRICES OR AT ALL IF YOU NEED TO SELL YOUR SHARES TO RAISE MONEY OR OTHERWISE DESIRE TO LIQUIDATE YOUR SHARES.

Although our common stock is quoted on the Over-the-Counter Bulletin Board (“OTC”), we cannot predict the extent to which an active public market for our common stock will develop or be sustained. However, we do not rule out the possibility of applying for listing on the NASDAQ Global Select Market, NASDAQ Global Market, NASDAQ Capital Market (the “NASDAQ Markets”), or other exchanges. Our common stock has historically been sporadically or “thinly-traded” on the OTC, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any give time may be relatively small or nonexistent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-adverse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price of our common stock is particularly volatile given our status as a relatively small company with a small and thinly traded “float” that could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. As noted above, our common stock is sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. The following factors also may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes; additions to or departures of our key personnel, as well as other items discussed under this “Risk Factors” section, as well as elsewhere in this report. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market prices, or as to what effect the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price. However, we do not rule out the possibility of applying for listing on the NASDAQ Markets or another exchange.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through pre-arranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

VOLATILITY IN OUR COMMON STOCK PRICE MAY SUBJECT US TO SECURITIES LITIGATION.

The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect our share price will be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

LEGISLATIVE ACTIONS, HIGHER INSURANCE COSTS AND POTENTIAL NEW ACCOUNTING PRONOUNCEMENTS MAY IMPACT OUR FUTURE FINANCIAL POSITION AND RESULTS OF OPERATIONS.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings that will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes, as well as proposed legislative initiatives following the Enron bankruptcy, are likely to increase general and administrative costs and expenses. In addition, insurers are likely to increase premiums as a result of high claims rates over the past several years, which we expect will increase our premiums for insurance policies. Further, there could be changes in certain accounting rules. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

PAST ACTIVITIES OF OUR COMPANY AND AFFILIATES MAY LEAD TO FUTURE LIABILITY FOR OUR COMPANY.

Prior to our acquisition of CelLynx in 2008, we were engaged in businesses unrelated to our current operations.  Although certain previously controlling shareholders of our company are providing certain indemnifications against any loss, liability, claim, damage or expense arising out of or based on any breach of or inaccuracy in any of their representations and warranties made regarding such acquisition, any liabilities relating to such prior business against which we are not completely indemnified may have a material adverse effect on our company.

WE HAVE RAISED SUBSTANTIAL AMOUNTS OF CAPITAL IN A RECENT FINANCING, AND IF WE INADVERTENTLY FAILED TO COMPLY WITH APPLICABLE SECURITIES LAWS, ENSUING RESCISSION RIGHTS OR LAWSUITS WOULD SEVERELY DAMAGE OUR FINANCIAL POSITION.

The securities offered in our July 2008 private placement were not registered under the Securities Act in reliance upon exemptions from such registration requirements.  Such exemptions are highly technical in nature, and if we inadvertently failed to comply with the requirements or any of such exemptive provisions, investors would have the right to rescind their purchase of our securities or sue for damages.  If one or more investors were to successfully seek such rescission or prevail in any such suit, we would face severe financial demands that could materially and adversely affect our financial position. Financings that may be available to us under current market conditions frequently involve sales at prices below the prices at which our common stock currently is quoted on the OTCBB or exchange on which our common stock may in the future be listed, as well as the issuance of warrants or convertible securities at a discount to market price

FUTURE SALES OF SHARES OF OUR COMMON STOCK MAY DECREASE THE PRICE FOR SUCH SHARES.

Actual sales, or the prospect of sales by our shareholders, may have a negative effect on the market price of the shares of our common stock. We may also register certain shares of our common stock that are subject to outstanding convertible securities, if any, or reserved for issuance under our stock option plans, if any. Once such shares are registered, they can be freely sold in the public market upon exercise of the options. If any of our shareholders, either individually or in the aggregate, cause a large number of securities to be sold in the public market, or if the market perceives that these holders intend to sell a large number of securities, such sales or anticipated sales could result in a substantial reduction in the trading price of shares of our common stock and could also impede our ability to raise future capital.

MERGERS OF THE TYPE WE JUST COMPLETED WITH CELLYNX ARE OFTEN HEAVILY SCRUTINIZED BY THE SECURITIES AND EXCHANGE COMMISSION, AND WE MAY ENCOUNTER DIFFICULTIES OR DELAYS IN OBTAINING FUTURE REGULATORY APPROVALS.

Historically, the Securities and Exchange Commission and NASDAQ have not generally favored transactions in which a privately-held company merges into a largely inactive company with publicly traded stock, and there is a significant risk that we may encounter difficulties in obtaining the regulatory approvals necessary to conduct future financing or acquisition transactions. On June 29, 2005, the SEC adopted rules dealing with private company mergers into dormant or inactive public companies. As a result, it is likely that we will be scrutinized carefully by the SEC and possibly by the Financial Industry Regulatory Authority or NASDAQ, which could result in difficulties or delays in achieving SEC clearance of any future registration statements or other SEC filings that we may pursue, in attracting FINRA-member broker-dealers to serve as market-makers in our common stock, or in achieving admission to one of the NASDAQ stock markets or any other national securities market. As a consequence, our financial condition and the value and liquidity of your shares of our common stock may be negatively impacted.

OUR CORPORATE ACTIONS ARE SUBSTANTIALLY CONTROLLED BY OUR PRINCIPAL SHAREHOLDERS AND AFFILIATED ENTITIES.

Our principal shareholders own approximately 56,690,904 of our outstanding common and preferred stock, representing approximately 45% of our voting power.  These shareholders, acting individually or as a group, could exert substantial influence over matters such as electing directors, amending our Articles of Incorporation or by-laws, and approving mergers or other business combinations or transactions. In addition, because of the percentage of ownership and voting concentration in these principal shareholders elections of our board of directors will generally be within the control of these shareholders.  While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with these principal shareholders. As such, it would be difficult for shareholders to propose and have approved proposals not supported by these principal shareholders.  There can be no assurances that matters voted upon by our officers and directors in their capacity as shareholders will be viewed favorably by all shareholders of our company. Our principal shareholders and their affiliated entities stock ownership may discourage a potential acquirer from seeking to acquire shares of our common stock or otherwise attempting to obtain control of our company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

THE ELIMINATION OF MONETARY LIABILITY AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES UNDER NEVADA LAW AND THE EXISTENCE OF INDEMNIFICATION RIGHTS TO OUR DIRECTORS, OFFICERS AND EMPLOYEES MAY RESULT IN SUBSTANTIAL EXPENDITURES BY US AND MAY DISCOURAGE LAWSUITS AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES.

Our bylaws contain specific provisions that eliminate the liability of our directors for monetary damages to our company and shareholders, and we are prepared to give such indemnification to our directors and officers to the extent provided by Nevada law. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against our directors and officers for breach of their fiduciary duties, and may similarly discourage the filing of derivative litigation by shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

THE MARKET PRICE FOR OUR STOCK MAY BE VOLATILE.

The market price for our stock may be volatile and subject to wide fluctuations in response to factors including the following:

●	actual or anticipated fluctuations in our quarterly operating results;

●	operating results that fall below expectations;

●	changes in financial estimates by securities research analysts;

●	changes in the economic performance or market valuations of other cellular technology companies;

●	announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	announcements or press releases relating to the wireless telecommunications sector or to our business or prospects;

●	technological innovations or new products and services by us or our competitors;

●	our ability to execute our business plan;

●	regulatory, legislative or other developments affecting us or the cellular technology industry generally;

●	the number of freely-tradable “unrestricted” shares of our common stock relative to the demand for our common stock;

●	volume and timing of customer orders;

●	industry developments;

●	economic and other external factors;

●	addition or departure of key personnel; and

●	intellectual property litigation.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These fluctuations may include a so-called “bubble market” in which investors temporarily raise the price of the stocks of companies in certain industries, such as the renewable energy industry, to unsustainable levels. These market fluctuations may also materially and adversely affect the market price of our stock.

OUR ARTICLES OF INCORPORATION AUTHORIZES OUR BOARD TO CREATE NEW SERIES OF PREFERRED STOCK WITHOUT FURTHER APPROVAL BY OUR STOCKHOLDERS, WHICH COULD ADVERSELY AFFECT THE RIGHTS OF THE HOLDERS OF OUR COMMON STOCK.

Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors also has the authority to issue preferred stock without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our Board of Directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

SUMMARY FINANCIAL DATA

The following tables summarize consolidated financial data regarding the business of the Company and should be read together with “Management’s Discussion and Analysis or Plan of Operation” and the financial statements of the Company and the related notes included with those financial statements.  The summary financial information as of March 31, 2008 and 2007, and for the year ended September 30, 2007 and for the period October 11, 2005 (inception) to September 30, 2006 have been derived from CelLynx’s financial statements.  All monetary amounts are expressed in U.S. dollars unless otherwise indicated.

	Year Ended September 30,	For the period from October 11, 2005 (date of inception) to September 30,	Six Months Ended March 31,		For the period from October 11, 2005 (date of inception) to March 31,
	2007	2006	2008	2007	2008
	(audited)	(audited)	(unaudited)	(unaudited)	(unaudited)
Income Statement Data:

Revenue	$--	$--	$--	$--	$--
Cost of Revenue	--	--	--	--	--
Gross profit	--	--	--	--	--
Total Operating Expenses	335,868	690,946	722,052	331,133	1,748,866
Operating Loss	(335,868)	(690,946)	(722,052)	(331,133)	(1,748,866)
Non-operating incomes (expense)	(10,375)	277	(4,349)	(4,827)	(14,447)
Loss before taxes	(346,243)	(690,669)	(726,401)	(335,960)	(1,763,313)
Net loss	(346,243)	(690,669)	(726,401)	(335,960)	(1,763,313)
Weighted average shares outstanding	47,443,771	35,534,446	55,971,315	40,585,399	44,499,913
Basic and diluted earnings per share	$(0.01)	$(0.02)	$(0.01)	$(0.01)	$(0.04)

	As of March 31,	As of September,
	2008	2007	2006
Balance Sheet Data:
Cash	$91,531	$2,371	$152,167
Working Capital	(614,550)	(297,390)	119,786
Total Assets	143,734	31,532	168,128
Total Liabilities	770,478	352,161	282,381
Total Shareholders’ Deficit	(626,744)	(320,629)	(114,253)

Footnotes

The reverse take-over transaction under the Exchange Agreement is deemed to be a reverse acquisition, where the Company (the legal acquirer) is considered the accounting acquiree and CelLynx (the legal acquiree) is considered the accounting acquirer. The unaudited pro forma financial Statements for the exchange transaction are attached hereto as Exhibit 99.2.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

You should read the following discussion of our financial condition and results of operations together with the audited financial statements and the notes to the audited financial statements included in this current report on Form 8-K. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

On July 24, 2008, the Company acquired all of the outstanding shares of CelLynx in exchange for the issuance by the Company of 32,454,922 restricted shares of our common stock to the CelLynx Owners, which represented approximately 40.3% of the then-issued and outstanding common stock of the Company (including the shares issued in the Financing), and 45,516,034 restricted shares of Preferred Stock of the Company, which automatically convert into 45,516,034 shares of common stock of the Company upon the filing of a Certificate of Amendment to the Company’s Articles of Incorporation increasing the number of authorized common stock to at least 150,000,000 shares. As a result of this reverse take-over transaction, CelLynx became the Company’s wholly owned subsidiary, and the Company acquired the business and operations of CelLynx.  See Item 1.01 of this Form 8-K for additional details regarding the reverse take-over transaction.

Concurrently with the closing of the share exchange transaction, on July 24, 2008 we raised $1,575,000 in a private placement by issuing 10,500,000 shares of our common stock and warrants to purchase 10,500,000 shares of our common stock at an exercise price of $0.20 per share to investors.   See Item 1.01 of this Form 8-K for additional details regarding this equity financing.

We have not generated any revenue since the commencement of our operations on October 11, 2005.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our combined financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 2 to our financial statements attached hereto as Exhibit 99.1, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis:

Fair Value of Financial Instruments

On January 1, 2008, we adopted SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities” and EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”

The Company’s share-based compensation liability is carried at fair value totaling $296,267 (unaudited), as of March 31, 2008. The Company used Level 2 inputs for its valuation methodology for the share-based compensation liability, and the fair values is determined by using the Black Scholes option pricing model based on various assumptions.

The Company recognized a $1,851 (unaudited) gain, on the change in the share-based compensation liability for the six months ended March 31, 2008, and compensation expense of $208,500 (unaudited) for the six month ended March 31, 2008.

The Company did not identify any other non-recurring assets and liabilities that are required to be presented on the balance sheet at fair value in accordance with SFAS No. 157.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Income taxes are provided based upon the liability method of accounting in accordance with SFAS No. 109, “Accounting for Income Taxes”.  Deferred income taxes are recognized for the tax effect of temporary differences between the basis of assets and liabilities for financial statement and income tax purposes.  Pursuant to SFAS No. 109, we are required to compute deferred income tax assets for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

We adopted FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes”, during 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no affect on our financial statements.

Stock-Based Compensation

We account for our stock-based compensation for employees in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R, "Share-Based Payment, an Amendment of Financial Accounting Standards Board (“FASB”) Statement No. 123." We recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees.  We use the Black-Scholes option pricing model to value the options issued.

Shares Issued for Services

From time to time, we issued stock for services.  Since we were a private company, we used the most recent stock issuance price to determine the value of the services performed.

Patents and Trademarks

Acquired patents and trademarks are capitalized at their acquisition cost or fair value. The legal costs, patent registration fees and models and drawings required for filing patent applications are capitalized if they relate to commercially viable technologies. Commercially viable technologies are those technologies that are projected to generate future positive cash flows in the near term. Legal costs associated with applications that are not determined to be commercially viable are expensed as incurred. All research and development costs incurred in developing the patentable idea are expensed as incurred. Legal fees from the costs incurred in successful defense to the extent of an evident increase in the value of the patents are capitalized.

Capitalized cost for pending patents are amortized on a straight-line basis over the remaining twenty year legal life of each patent after the costs have been incurred. Once each patent or trademark is issued, capitalized costs are amortized on a straight-line basis over a period not to exceed 20 years and 10 years, respectively.

Plan of Operations

Overview

CelLynx is an early stage developer of patent pending technology that allows for the production of the next generation of cell phone amplifiers (also known as repeaters or boosters) for the small office,  home office (SOHO) and vehicle.  This next generation product, CelLynx 5BARz, is a single piece unit that strengthens weak cellular signals to deliver higher quality signals for voice, data and video reception on cell phones being used indoors or in vehicles.  CelLynx has recently completed a prototype SOHO unit which delivers 45 decibel (dB) of gain in a Single Band PCS environment providing up to 1,500 square feet of indoor coverage.  This unit measures 6.5 X 7.5 X 2.5 inches, weighs approximately one pound and does not require the installation of antennas or cables in order to function.  Most SOHO cellular amplifiers currently on the market require a receiving tower or antenna, usually placed in an attic or on a rooftop, and a transmitting tower or antenna to be placed at least 35 feet from the other antenna with each connected to the amplifier by cable.  CelLynx’s patent pending technology eliminates the need to distance the receiving and transmitting towers, allowing the two towers to be placed directly inside the amplifier, resulting in a more affordable, one piece unit sometimes referred to as ‘plug & play’, i.e. requiring no installation other than plugging the unit into a power source. In order to optimize marketability, CelLynx is developing an improved model which it expects to operate in a dual band, PCS and Cellular, environment delivering 65 dB of gain thereby allowing for coverage of 2,500 to 3,000 square feet.  This dual band unit would work with all current wireless carriers except Nextel which operates on its own frequency. The PCS network is generally used by the older carriers such as AT&T at 850MHz while the newer carriers such as T-Mobile operate on the Cellular network at 1900 MHz.  Management is confident that all of the critical functions required for this dual band unit have been identified and that their engineering team has the capability to accomplish development leading to commercialization.

CelLynx has also developed a mobile unit particularly designed for use in vehicles.  This unit currently is an adaptation of the SOHO unit described above.  However, CelLynx is currently improving the mobility of that model by developing a single piece amplifier which will measure 3.5 X 5 inches including one built in antenna and another antenna measuring 4 to 6 inches to be attached to any of the windows by suction cup or other portable means.  The unit will produce up to 45 dB of gain offering higher performance within the interior of the vehicle cabin while reducing the signal degrading effects of cabling. The mobile unit will feature built in caller ID and Bluetooth speaker phone for hands free driving and will operate in a dual band environment. It will require no installation other than placing the antennae within the cabin of the vehicle and inserting the cigarette lighter power adapter. Unlike the other products on the market, the CelLynx product will not require the installation of a roof top, garage mounted, antenna.  As a result, management believes that this consumer friendly product will surpass the competition in market acceptance thereby creating the potential for a mass market distribution channel.

The CelLynx product line is expected to be manufactured by top tier contract manufacturers located in South East Asia.   These manufacturers allow CelLynx to capitalize on the full advantages of multiple manufacturing locations with a trained and experienced technical work force,  state of the art facilities and knowledge of all aspects of supply chain management, operational execution, global logistics and reverse logistics. The marketing and sales functions will be handled in house incorporating a multi-channel strategy that includes distribution partners, wireless service providers, retail outlets and international joint ventures.

Material Impact of Known Events on Liquidity

There are no known events that are expected to have a material impact on our short-term or long-term liquidity.

Capital Resources

We have financed our operations primarily through proceeds from the issuance of common stock.  From January to June 2008, we received approximately $750,000 in equity financing. In July 2008, we also received proceeds of $1,575,000 from a private placement financing transaction.  We believe that our current cash, anticipated cash flow from operations, and net proceeds from the private placement financing will be sufficient to meet our anticipated cash needs, including our cash needs for working capital and capital expenditures for at least the next six months.  We will need to raise additional capital in order to remain operational beyond this point.  We believe we will raise an additional $2,100,000 by the Investors exercising the warrants they were issued in the private placement financing transaction referenced above, however, the Investors are under no obligation to exercise their warrants and there can be no assurances that they will exercise their warrants.  We also believe we will receive an additional $10,000,000 from the Distribution Agreement we entered into with Dollardex, however, this funding is contingent on our meeting certain milestones and there can be no assurances that we will meet those milestones.  If we receive these funds, we believe we will have sufficient capital to meet our needs for the foreseeable future.  If these funds do not materialize, we will need to seek additional financing elsewhere.  In addition, we may require additional cash due to changes in business conditions or other future developments, including any investments or acquisitions we may decide to pursue. To the extent it becomes necessary to raise additional cash in the future, we may seek to raise it through the sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or loans, issuance of common stock or a combination of the foregoing. We currently do not have any binding commitments for, or readily available sources of, additional financing. We cannot provide any assurances that we will be able to secure the additional cash or working capital we may require to continue our operations, either now or in the future.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our financial position, results of operations, and cash flows.

The following tables summarize our contractual obligations as of March 31, 2008, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

Contractual Obligation	Total	Less than 1 year	1-3 years
Note payable	$250,000	$250,000	$-
Stockholder notes	60,000	-	60,000
Operating lease	21,980	21,980	-
Total Contractual Obligations	$331,980	$271,980	$60,000

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our financial statements.  Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

DESCRIPTION OF PROPERTY

We lease office space in El Dorado Hills, California at 5047 Robert J Mathews Parkway, Suite 400, El Dorado Hills, California 95762. The facility is our primary operating offices and headquarters. The facility is approximately 1,570 square feet. The lease has a one-year term that expires February 21, 2009 and the monthly base rent is $2,198.  We believe that the foregoing facility is sufficient for our operational needs.

We do not anticipate investing in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities. We currently have no formal investment policy, and we do not intend to undertake investments in real estate as a part of our normal operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior to Change of Control

The following table sets forth information regarding the beneficial ownership of our common stock as of July 24, 2008, for each of the following persons, prior to the transactions contemplated by the Exchange Agreement:

•	each of our directors and named officers prior to the Closing of the Exchange Agreement;

•	all of the directors and executive officers as a group prior to the Closing of the Exchange Agreement; and

•	each person who is known by us to own beneficially five percent or more of our common stock prior to the change of control transaction.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name.

Name and Position	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Shares of Common Stock Beneficially Owned
John P. Thornton (2) President, Chief Executive Office, Chief Financial Officer, Secretary, Treasurer and Director	3,000,000	8.0%
All Executive Officers and Directors as a Group (1 person)	3,000,000	8.0%

5% Holders
John P. Thornton (2)	3,000,000	8.0%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on July 24, 2008. As of July 24, 2008, there were 37,597,890 common shares issued and outstanding prior to the closing of the Exchange Agreement.

(2)	This shareholder’s address is 12500 Brunswick Place, Richmond, BC V7E 6J3.

Security Ownership After Change of Control

The following table sets forth information regarding the beneficial ownership of our common stock as of July 24, 2008, for each of the following persons, after giving effect to the transaction under the Exchange Agreement:

•	Each of our directors and each of the named executive officers in the “Management—Executive Compensation” section of this report;

•	all directors (including directors whose appointments become effective after compliance with Rule 14f-1 of the Exchange Act), and named executive officers as a group; and

•	each person who is known by us to own beneficially five percent or more of our common stock after the change of control transaction.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name. Unless otherwise indicated, the address of each beneficial owner listed below is 27795 Country Lane, Laguna Niguel, California 92677.  The percentage of class beneficially owned set forth below is based on 126,068,846 shares outstanding as of July 24, 2008, which includes 80,552,812 shares of common stock and 45,516,034 shares of Series A Preferred Stock that automatically convert into 45,516,034 shares of common stock upon the authorized common stock of the Company being increased to include not less than 150,000,000 shares of common stock.

Name and Position	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Shares of Common Stock Beneficially Owned (2)
Daniel R. Ash, President, Chief Executive Officer, Chief Operating Officer, Secretary and Director (3)	31,264,882	24.2%
Tareq Risheq, Chief Strategy Officer and Director (4)	31,264,882	24.2%
Kevin Pickard, Chief Financial Officer and Treasurer (5)	382,970	*
Robert J. Legendre, Chairman of the Board	--	*
Norman W. Collins, Director	125,793	*
All Executive Officers and Directors as a Group (5 persons)	63,038,527	47.8%

* Less than 1%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)
Percentage based upon 126,068,846 issued and outstanding shares of the Company’s capital stock, which include 32,454,922 shares of our common stock and 45,516,034 shares of our Series A Preferred Stock that were issued pursuant to the share exchange transaction that closed on July 24, 2008, and 10,500,000 shares of common stock issued in connection with the closing of the Financing that closed on July 23, 2008.  The Series A Preferred Stock automatically convert into 45,516,034 shares of common stock upon the authorized common stock of the Company being increased to include not less than 150,000,000 shares of common stock. Percentage totals may vary slightly due to rounding.

(3)
Includes 10,672,726 shares of common stock, 17,672,726 shares of Series A Preferred Stock, options to purchase 277,779 shares of common stock at an exercise price of $0.0787 per share, a $20,000 note convertible into 2,515,858 shares of common stock at a conversion price of $0.0079 per share and a $10,000 note convertible into 125,793 shares of common stock at a conversion price of $0.0795 per share.

(4)
Includes 10,672,726 shares of common stock, 17,672,726 shares of Series A Preferred Stock, options to purchase 277,779 shares of common stock at an exercise price of $0.0787 per share, a $20,000 note convertible into 2,515,858 shares of common stock at a conversion price of $0.0079 per share and a $10,000 note convertible into 125,793 shares of common stock at a conversion price of $0.0795 per share.

(5)	Includes 191,484 shares of common stock and 191,486 shares of Series A Preferred Stock.

DIRECTORS AND EXECUTIVE OFFICERS

Appointment of New Directors and Officers

In connection with the exchange transaction, Daniel R. Ash was appointed as a member of our board of directors.  In addition, John P. Thornton agreed to resign as a member of our board of directors, and we agreed to appoint three (3) new directors to our board of directors to become effective 10 calendar days after the date we file with the Securities and Exchange Commission and transmit to holders of record of our securities the information required by Rule 14f-1 of the Securities Exchange Act of 1934, or on such earlier or later date as the Securities and Exchange Commission shall authorize pursuant to Rule 14f-1.

Furthermore, concurrent with the closing of the exchange transaction, John P. Thornton resigned as our Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer.  Immediately following the resignation of Mr. Thornton, we appointed three (3) new executive officers.  Descriptions of our newly appointed directors and officers can be found below in the section titled “Current Management.”

Current Management

The following table sets forth the names and ages of our directors, executive officers and significant employees as of the date of this Current Report on Form 8-K:

Name	Age	Position
Daniel R. Ash	47	President, Chief Executive Officer, Chief Operating Officer, Secretary and Director
Tareq Risheq	43	Chief Strategy Officer and Director
Kevin Pickard	44	Chief Financial Officer and Treasurer
Robert J. Legendre	51	Chairman of the Board
Norman W. Collins	69	Director

Daniel R. Ash – President, Chief Executive Officer, Chief Operating Officer, Secretary and Director

Daniel R. Ash currently serves as a Director, President and Chief Executive Officer.  Since July of 2006 he has devoted his full time efforts to the development of CelLynx and its products. Mr. Ash has more than 20 years experience in the wireless industry with senior management roles in new product development, engineering, off-shore manufacturing and global operations.

Prior to founding CelLynx, from 1999 to 2006 Mr. Ash held senior positions at Powerwave Technologies, a manufacturer of RF amplifiers and antennae, and was instrumental in its growth from $200M to more than $800M annual revenues. From 1991 to 1999, Mr. Ash held senior positions with Hewlett Packard and was responsible for the transfer of RF cell phone amplifier modules to high volume production in Malaysia ramping production to over one million amplifiers per month.

Early in his career, Mr. Ash worked in the electronic defense industry for Teledyne Microwave and Narda Microwave. He worked on several missile projects and was considered by many to be one of the industry experts in millimeter wave electronics.

Tareq Risheq – Chief Strategy Officer and Director

Tareq Risheq currently serves as Director and Chief Strategy Officer.  He has over 20 years experience in the Consumer Electronics and Information Technology industries.  Mr. Risheq, founded Simpliciti Corporation, where, from 2002 to 2004, he took a PDA product from concept to volume manufacturing and nationwide distribution to major retailers.  Simpliciti was featured in the Wall Street Journal as well as most of the other national media outlets. Mr. Risheq also established a direct sales organization in Saudi Arabia and grew that firm to $30M in revenues within three years.  He holds a Bachelor of Science degree in Business/Management from Bradley University.

Kevin Pickard – Chief Financial Officer and Treasurer

Since 1998, Mr. Pickard has been a principal officer and owner of Pickard & Green CPAs (formerly Pickard & Company, CPA’s, P.C.), an accounting firm formed by Mr. Pickard that specializes in providing SEC accounting and other management consulting services for small to medium sized companies, including preparing required SEC filings for public companies, due diligence on potential acquisitions, preparing projections and business plans, assisting with restructuring of companies, and positioning companies for initial public offerings. Mr. Pickard also currently serves as the interim President for Universal Guardian Holding, Inc., a company that trades on the Pink Sheets, and as interim CFO for Signalife, Inc., a company that trades on the American Stock Exchange.  Mr. Pickard was a Partner with Singer Lewak Greenbaum & Goldstein, LLP, from 1996 to 1998, where he co-managed the firm’s securities practice group. Mr. Pickard also spent over nine years with Coopers & Lybrand, L.L.P. (currently PricewaterhouseCoopers, LLP), where he focused on the auditing companies in the insurance, high-tech and manufacturing industries.  Mr. Pickard holds Bachelors of Science and Masters degrees in Accounting from Brigham Young University.

Robert J. Legendre – Chairman of the Board

Robert J. Legendre brings 25 years of global experience in all aspects of operations management including supply chain management, global operations, captive and contracted offshore manufacturing, NPI management, research & development, engineering development, and sales & marketing. Mr. Legendre held several senior level positions including Sr. Vice President of Global Operations and President of Asia & America's Strategic Business Unit for Powerwave Technologies. He has also held Sr. Management positions in operations and supply chain with Infocus Corporation, Pemstar Corporation and Western Digital, where he managed operations and supply chain in many global locations including Puerto Rico, Singapore and Malaysia. Mr. Legendre has a Bachelor of Science degree in Business from LaSalle University.

Norman W. Collins - Director

Norman W. Collins, Sr. is an independent Director who was appointed upon the completion of the merger between CelLynx, Inc. and Norpac.  Since June of 2003, Mr. Collins has been Director and President of Collins & Associates, a Delaware corporation providing consulting services to corporations as well as legal services in the form of Mediation and Arbitration of corporate disputes.  He is admitted to the Tennessee Bar and is a Certified Mediator and Arbitrator in Georgia and a Certified Mediator in North Carolina and the District of Columbia.  Between 2003 and 2007 Mr. Collins also served as the Executive Director of the Living Memorial Tree Foundation, a New York non-profit organization dedicated to the creation of a memorial to the victims of 9/11. Since May of 2006, Mr. Collins has also served as Director and CEO of Upgrade International, a Washington technology corporation.  Prior positions include Director and CEO of several non-reporting companies either in the development stage or with revenues exceeding $30 Million.

Mr. Collins holds a Bachelor of Science degree in Business Administration from Trine University and a Juris Doctor degree from Michigan State University, College of Law.

Family Relationships

There are no family relationships among the directors and executive officers.

Involvement in Certain Legal Proceedings

Except as provided below, none of our directors or executive officers has, during the past five years:

(a)
Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c)
Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

(d)
Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

In January 2008, Mr. Pickard became interim President of Universal Guardian Holding, Inc. (“UGH”) to assist the Board of Directors in disposing of UGH’s assets to repay UGH’s bondholders.  UGH was not successful in selling its assets and on June 23, 2008, the Board of Directors elected to voluntarily file for Chapter 7 bankruptcy protection.

Board of Directors

Our board of directors is currently composed of four (4) members. All members of our board of directors serve in this capacity until their terms expire or until their successors are duly elected and qualified. Our bylaws provide that the authorized number of directors will be not less than one nor more than twelve.

Board Committees; Director Independence

As of this date, our board of directors has not appointed an audit committee or compensation committee, and none of our current directors qualifies as an “audit committee financial expert;” however, we are not currently required to have such committees.  The functions ordinarily handled by these committees are currently handled by our entire board of directors. Our board of directors intends, however, to review our governance structure and institute board committees as necessary and advisable in the future to facilitate the management of our business.

Our board of directors consists of one independent director and three non-independent directors. We have determined independence in accordance with definitions and criteria applicable under the NASDAQ rules.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

Executive Compensation

The following summary compensation table reflects all compensation for fiscal years 2006 and 2007 received by our predecessor’s principal executive officer and two most highly compensated executive officers whose salary exceeded $100,000.

Summary Compensation Table – Predecesso

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John P. Thornton President, CEO, CFO, Secretary and Treasurer	2007	12,000	--	--	--	--	--	--	12,000
	2006	2,500	--	--	--	--	--	--	2,500

Bruce Leitch, Former President, Former Secretary, Former Treasurer, Former CEO, Former CFO, and Former Director(1)(2)	2006	30,000	--	--	--	--	--	--	30,000

(1)
Mr. Leitch acted as a management consultant to our company and had been paid under the arrangement the sum of $8,500 per month until September 30, 2002. Since January 1, 2003 Mr. Leitch had received $5,000 per month for his management consulting services provided to us until his resignation as an officer and director on June 7, 2006.

(2)
We issued to Mr. Leitch a Convertible Note in the principal amount of $96,490 in settlement of amounts owed to Mr. Leitch for accrued but unpaid consultant fees. Mr. Leitch subsequently converted $20,000 of the principal amount of the Convertible Note on April 23, 2004 in exchange for 1,008,901 shares of our common stock, including accrued interest payable on the Convertible Note. On May 26, 2005, Mr. Leitch converted the remaining $76,490 of the Convertible Notes held by him in exchange for 4,471,837 shares of common stock, including all accrued interest payable.

The following summary compensation table reflects all compensation for fiscal years 2006 and 2007 received by CelLynx’s principal executive officer and two most highly compensated executive officers whose salary exceeded $100,000.

Summary Compensation Table – CelLynx

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ( $)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Comp-ensation ( $)	Total ($)
Daniel R. Ash, President, Chief Executive Officer, Chief Operating Officer Secretary and Director	2007	30,000	--	63,333	(1)	--	--	--	--	93,333
	2006	--	--	105,000	(1)	--	--	--	--	105,000

Tareq Risheq, Chief Strategy Officer and Director	2007	30,000	--	63,333	(1)	--	--	--	--	93,333
	2006	--	--	120,000	(1)	--	--	--	--	120,000

(1)	The value of the stock award was determined based on the fair market value of the services performed.

Outstanding Equity Awards

There were no unexercised options, stock that has not vested or equity incentive plan awards for any of our named executive officers outstanding as of the end of our last completed fiscal year.

On October 1, 2007, CelLynx’s Chief Executive Officer, Daniel R. Ash, and its Chief Strategy Officer, Tareq Risheq, were each granted options to purchase 3,647,247 shares of CelLynx’s common stock at an exercise price of $0.099 per share.  Each option vests 33.3% after one year, with the remaining 66.7% to vest evenly over the remaining months.  Upon the closing of the Exchange Agreement, these options were exchanged for options to purchase 4,587,979 shares of Norpac’s common stock at an exercise price of $0.0787 per share.

On April 21, 2008, Mr. Ash and Mr. Risheq were each granted options to purchase 277,779 shares of CelLynx’s common stock at an exercise price of $0.099 per share, which fully vest after 90 days.  Upon the closing of the Exchange Agreement, these options were exchanged for options to purchase 349,426 shares of Nopac’s common stock at an exercise price of $0.0787 per share.

On May 20, 2008, Mr. Ash was granted an option to purchase 6,737,478 shares of CelLynx’s common stock an exercise price of $0.099 per share, and Mr. Risheq was granted an option to purchase 3,743,044 shares of CelLynx’s common stock an exercise price of $0.099 per shares.  Each option vests 33.3% after one year, with the remaining 66.7% to vest evenly over the remaining months.  Upon the closing of the Exchange Agreement, Mr. Ash’s option was exchanged for an option to purchase 8,475,270 shares of Norpac’s common stock at an exercise price of $0.0787 per share, and Mr. Risheq’s option was exchanged for an option to purchase 4,708,484 shares of Norpac’s common stock at an exercise price of $0.0787 per share.

Retirement Plans

We currently have no plans that provide for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

Potential Payments upon Termination or Change-in-Control

Except as described below under “Employment Agreements,” we currently have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to a named executive officer at, following, or in connection with any termination, including without limitation resignation, severance, retirement or a constructive termination of a named executive officer, or a change in control of the registrant or a change in the named executive officer’s responsibilities, with respect to each named executive officer.

Employment Agreements

On October 1, 2007, the Board of Directors of CelLynx approved the following compensation packages for Daniel R. Ash and Tareq Risheq:

Annual Base Salary:	$200,000

Bonus Plan:
Participation in the CelLynx Bonus Plan can amount up to 30% of the annual base salary, but is conditioned upon achievement of the goals and objectives of the then current plan, including those related to overall company performance.

Fringe Benefits:	Fifteen paid vacation days per year. Ten paid holidays per year. Health insurance with hospital coverage.

Stock Options:
3% of the current outstanding common stock based the fair market value on the date of hire of $0.10 per share.  The options vest over three years with 33.3% vesting after the first year and monthly vesting thereafter of 1/24th of the remaining 66.6%.

Severance:	If employment is terminated without cause, Mr. Ash and Mr. Tareq will receive six months pay.

Acquisition:	If CelLynx is acquired, all outstanding stock options will become fully vested.

The Board of Directors of CelLynx amended this compensation package on May 20, 2008 to provide for an annual salary of $170,000 for Mr. Ash and $108,000 for Mr. Risheq.

On July 22, 2008, CelLynx entered into a consulting agreement (the “Consulting Agreement”) with Kevin Pickard whereby Mr. Pickard agreed to serve as the Company’s interim Chief Financial Officer for a period beginning on the date of the Consulting Agreement and ending on the earlier of (i) the date that the Company retains a permanent Chief Financial Officer, (ii) the 90th day after the closing of the reverse take-over transaction contemplated by the Exchange Agreement, or (iii) the date which the Company notifies Mr. Pickard that he has been terminated in writing, and which notification may occur at any time for any reason.  As an inducement to enter into the Consulting Agreement, CelLynx granted Mr. Pickard 100,000 shares of CelLynx common stock and $5,000 in cash.  The CelLynx common stock were converted into 62,896 shares of Norpac common stock and 62,897 shares of Norpac Series A Preferred Stock upon the closing of the reverse take-over transaction.

Director Compensation

On July 15, 2008, CelLynx entered into an agreement with Mr. Norman W. Collins that granted Mr. Collins a stock option to purchase 610,000 shares of CelLynx’s common stock at an exercise price of $0.09 per share that vests over a four year period so long as Mr. Collins remains a director of CelLynx.  Upon the closing of the Exchange Agreement, this option was exchanged for an option to purchase 767,337 shares of Norpac’s common stock at an exercise price of $0.0715 per share.

Other than as described above, we do not pay any compensation to members of our board of directors for their service on the board. However, we intend to review and consider future proposals regarding board compensation.

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Share Exchange Agreement

On July 24, 2008, in a reverse take-over transaction, we acquired a cellular amplifier business based in California by executing the Exchange Agreement by and among the Company, CelLynx, and the CelLynx Owners.

Under the Exchange Agreement, on the Closing Date, we acquired all of the issued and outstanding shares of CelLynx through the issuance of 32,454,922 restricted shares of our common stock and 45,516,034 restricted shares of our Series A Preferred Stock to the CelLynx Owners. Immediately prior to the exchange transaction, we had 37,597,890 shares of common stock issued and outstanding and no shares of Series A Preferred Stock issued and outstanding. Immediately after the issuance of the shares to the CelLynx Owners, we had 80,552,812 shares of common stock issued and outstanding (including the shares issued in the Financing) and 45,516,034 shares of Series A Preferred Stock issued and outstanding. As a result of this exchange transaction, the CelLynx Owners became our controlling shareholders and CelLynx became our wholly owned subsidiary. In connection with CelLynx becoming our wholly owned subsidiary, we acquired the business and operations of CelLynx, which has become our principal business.

Related Party Transactions of CelLynx

On October 1, 2007, CelLynx granted to Robert J. Legendre, CelLynx’s current Chairman of the Board, options to purchase 9,725,991 shares of CelLynx’s common stock at an exercise price of $0.09 per share in exchange for executive management services rendered as a consultant.  Upon the closing of the Exchange Agreement, this option was exchanged for an option to purchase 12,234,608 shares of Norpac’s common stock at an exercise price of $0.0715 per share.

On March 27, 2007, CelLynx entered into a two-year convertible promissory note with Daniel R. Ash, CelLynx’s current Chief Executive Officer and a director, and Tareq Risheq, CelLynx’s current Chief Strategy Officer and a director, in the amount of $20,000 each in exchange for cash leant to CelLynx.  The unpaid principal balance accrues interest at a rate of 4% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.  The note and accrued interest is convertible into CelLynx common stock at a conversion rate of $0.01 per share.  Upon the closing of the Exchange Agreement, these notes were exchanged for notes of Norpac at a conversion rate $0.0079 per share.

On October 25, 2007, CelLynx entered into a two-year convertible promissory note with Mssrs. Ash and Risheq in the amount of $10,000 each in exchange for cash leant to CelLynx.  The unpaid principal balance accrues interest at a rate of 4% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.  The note and accrued interest is convertible into CelLynx common stock at a conversion rate of $0.10 per share.  Upon the closing of the Exchange Agreement, these notes were exchanged for notes of Norpac at a conversion rate $0.0795 per share.

On February 12, 2008, CelLynx entered into a Stock Purchase Agreement with Norman Collins, currently a director of CelLynx, under which CelLynx issued an aggregate of 1,111,111 shares of common stock in exchange for an investment of $100,000.  Pursuant to the Stock Purchase Agreement, 100,000 shares were delivered to Mr. Collins and 1,011,111 shares were held in escrow and automatically cancelled upon the closing of the Exchange Agreement.  The remaining 100,000 shares were converted into 125,793 shares of Norpac.

Other than the transactions described above, there were no transactions or proposed transactions since the beginning of CelLynx’s last fiscal year, in which CelLynx was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of CelLynx’s total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Related Party Transactions of Norpac

There were no transactions since the beginning of Norpac’s last fiscal year, or any proposed transactions, in which Norpac was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of Nopac’s total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Director Independence

For our description of director independence, see “Board of Directors” under the section entitled “Directors and Executive Officers” above.

LEGAL PROCEEDINGS

We are not currently involved in any material legal proceedings, nor have we been involved in any such proceedings that have had or may have a significant effect on the Company. We are not aware of any other material legal proceedings pending against us.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market Information

In April, 2005, our shares of common stock commenced trading on the Over-The-Counter Bulletin Board (the “OTCBB”) under the symbol “NRPT.” The high and the low bid prices for our shares for the last two fiscal years as reported by the OTCBB were:

QUARTER	HIGH ($)	LOW ($)
1st Quarter 2007	$0.25	$0.25
2nd Quarter 2007	$0.62	$0.25
3rd Quarter 2007	$0.65	$0.28
4th Quarter 2007	$0.31	$0.11
1st Quarter 2008	$0.19	$0.12
2nd Quarter 2008	$0.23	$0.12
3rd Quarter 2008	$0.35	$0.18
4th Quarter 2008	$0.28	$0.18

The trades reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

Holders

As of July 24, 2008, there were approximately 206 shareholders of record of our common stock based upon the shareholder list provided by our transfer agent. Our transfer agent is Signature Stock Transfer located at 2632 Coachlight Court, Plano, Texas 75093, and their telephone number is (972) 612-4120.

Dividends

We have not declared any dividends on our common stock since our inception. Our current policy is to retain any earnings in order to finance the expansion of our operations. Our board of directors will determine future declaration and payment of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with applicable corporate law. There are no dividend restrictions that limit our ability to pay dividends on our common stock in our Articles of Incorporation or Bylaws. Chapter 78 of the Nevada Revised Statutes (the “NRS”), does provide certain limitations on our ability to declare dividends. Section 78.288 of Chapter 78 of the NRS prohibits us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)	we would not be able to pay our debts as they become due in the usual course of business; or

(b)
except as may be allowed by our Articles of Incorporation, our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the closing of the exchange transaction. This description is only a summary. You should also refer to our articles of incorporation, bylaws and articles of amendment which have been incorporated by reference or filed with the Securities and Exchange Commission as exhibits to this Current Report on Form 8-K.

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 50,000,000 shares of Series A Convertible Preferred stock at a par value of $0.001 per share.

Common Stock

Holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights and no conversion rights, and there are no redemption provisions applicable to our common stock.

Series A Preferred Stock

            The following is a summary of the preferences and rights contained in the Certificate of Designation (the “Series A Certificate”) of the Series A Convertible Preferred Stock (“Series A Preferred”) and is qualified in its entirety by reference to the Series A Certificate, which is attached as Exhibit 3.3 to this report.

Voting Rights

Except as otherwise provided in the Series A Certificate or by law, each holder of shares of Series A Preferred shall be shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred will be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), at each meeting of the stockholders of the Company (and for purposes of written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration, and shall be entitled to notice of any shareholders’ meeting in accordance with the bylaws of the Company, and shall be entitled to vote, together with holders of Common Stock as a single class, with respect to any matter upon which holders of Common Stock have the right to vote.

In addition to any other vote or consent required by the Series A Certificate or by law, the vote or written consent of the holders of at least a majority in interest of the outstanding Series A Preferred voting as a separate class shall be necessary for any amendment, alteration, or repeal of any provision of the Company’s Articles of Incorporation (including the Series A Certificate), that alters or changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Series A Preferred so as to affect them adversely.

Conversion Rights

Mandatory Conversion

Upon the authorized capital of the Company being increased to include not less than one hundred and fifty million (150,000,000) shares of Common Stock (the “Conversion Event”), each share of Series A Preferred issued and outstanding shall automatically convert into the number of shares of Common Stock determined by dividing (i) the Conversion Value per share by (ii) the Conversion Price per share (each as defined below).

Conversion Value.  The Conversion Value for each share of Series A Preferred shall be equal to $1.00.

Conversion Price.  The Series A Conversion Price for each share of Series A Preferred shall be equal to $1.00, subject to adjustment as provided in this Section 2.

Adjustment for Stock Splits and Combinations

If the Company shall at any time or from time to time after the date that the first share of Series A Preferred is issued (the “Original Issue Date”) effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock, the Series A Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased.  Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred Stock, the Series A Preferred Conversion Price in effect immediately before the combination shall be proportionately increased.

Adjustment for Common Stock Dividends and Distributions

If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A Preferred Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Preferred Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Preferred Conversion Price shall be adjusted pursuant to this section to reflect the actual payment of such dividend or distribution.

Adjustment for Reclassification, Exchange or Substitution

If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

Adjustment for Merger or Reorganization

In case of any consolidation or merger of the Company with or into another corporation, each share of Series A Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation or merger.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Nevada law generally permits us to indemnify our directors, officers and employees. Pursuant to the provisions of Nevada Revised Statutes 78.7502, a corporation may indemnify its directors, officers and employees as follows:

 (a)           A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses, actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

 (b)           A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

 (c)           To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Charter Provisions and Other Arrangements of the Registrant

Our predecessor has adopted the following indemnification provisions in its articles of incorporation for its officers and directors:

“No director or officer of the corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the forgoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of the law, or (ii) the payment of dividends in violations of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omission prior to such repeal or modification.”

Our predecessor has adopted the following indemnification provisions in its bylaws for its officers and directors:

“(a) Directors Officers. The Corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Nevada General Corporation Law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Nevada General Corporation Law or (iv) such indemnification is required to be made under subsection (d).

                (b) Employees and Other Agents. The Corporation shall have power to indemnify its employees and other agents as set forth in the Nevada General Corporation Law.

                (c) Expense. The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Corporation, or is or was serving at the request of the Corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

                Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

                (d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that make it permissible under the Nevada General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the Corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the Corporation) for advances, the Corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed in the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Nevada General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the Corporation.

                (e) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Nevada General Corporation Law.

                (f) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                (g) Insurance. To the fullest extent permitted by the Nevada General Corporation Law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

                (h) Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

                (i) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

                (j) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

       (i) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

       (ii) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

       (iii) The term the "Corporation" shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

       (iv) References to a "director," "executive officer," "officer," "employee," or "agent" of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

       (v) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Bylaw.”

           Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with the CelLynx’s independent auditors. CelLynx engaged its independent auditors, Moore Stephens Wurth Frazer and Torbet, LLP on June 16, 2008.

Item 3.02	Unregistered Sales of Equity Securities

On July 23, 2008, and also as more fully described in Items 1.01 and 2.01 above, pursuant to the Subscription Agreement, we issued 10,500,000 shares of our common stock and warrants to purchase 10,500,000 shares of our common stock at an exercise price of $0.20 per share to the Investors in connection with the closing of the Financing.  The issuance of the common stock to the Investors pursuant to the Subscription Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation S thereof.  We made this determination based on the representations of the Investors, which included, in pertinent part, that such persons were “Non-U.S. Persons” within the meaning Regulation S promulgated under the Securities Act, that such persons were not in the U.S. at the time of the offer to purchase the securities was received, that such persons will not engage in hedging transactions with regard to the securities unless in compliance with the Securities Act, that such persons were acquiring our common stock for investment purposes for their own respective accounts and not as nominees or agents and not with a view to the resale or distribution thereof, and that each member understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On July 24, 2008, and also as more fully described in Items 1.01 and 2.01 above, in connection with the Exchange Agreement, we issued 32,454,922 shares of our common stock and 45,516,034 shares of our Series A Preferred Stock to the CelLynx Owners in exchange for 100% of the capital stock of CelLynx.  Reference is made to the disclosures set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference. The issuance of the common stock to the CelLynx Owners pursuant to the Exchange Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D thereof.  We made this determination based on the representations of the CelLynx Owners which included, in pertinent part, that such shareholders were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such shareholders were acquiring our common stock for investment purposes for their own respective accounts and not as nominees or agents and not with a view to the resale or distribution thereof, and that each member understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.01	Changes in Control of Registrant.

As more fully described in Items 1.01 and 2.01 above, on July 24, 2008, in a reverse take-over transaction, we acquired a cellular amplifier business based in California by executing the Exchange Agreement  by and among the Company, CelLynx and the CelLynx Owners.   Under the Exchange Agreement, on the Closing Date, we acquired all of the issued and outstanding shares of CelLynx through the issuance of 32,454,922 restricted shares of our common stock and 45,516,034 shares of our Series A Preferred Stock to the CelLynx Owners. Immediately prior to the exchange transaction, we had 37,597,590 shares of common stock issued and outstanding and no shares of Series A Preferred Stock issued and outstanding. Immediately after the issuance of the shares to the CelLynx Owners, we had 80,552,812 shares of common stock issued and outstanding (including the shares issued in the Financing) and 45,516,034 shares of Series A Preferred Stock issued and outstanding. The Series A Preferred Stock will automatically convert into common stock on a one-to-one ratio upon the authorized capital of the Company being increased to include not less than 150,000,000 shares of common stock.  As a result of this exchange transaction, the CelLynx Owners became our controlling shareholders, and CelLynx became our wholly owned subsidiary.

In connection with this change in control, and as explained more fully in Item 5.02 below, effective July 24, 2008, John P. Thornton resigned as our Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer. Further, effective July 24, 2008, we appointed the following new executive officers:

Name	Age	Positions held:

Daniel R. Ash	47	President, Chief Executive Officer, Chief Operating Officer and Secretary
Tareq Risheq	43	Chief Strategy Officer and Director
Kevin Pickard	44	Chief Financial Officer and Treasurer

In addition, and as explained more fully in Item 5.02 below, John P. Thornton agreed to resign as a member of our board of directors, and the following new directors were appointed to our board of directors:

Name	Age	Positions Held:
Daniel R. Ash	47	President, Chief Executive Officer and Chairman of the Board
Tareq Risheq	43	Chief Strategy Officer and Director
Robert J. Legendre	51	Chairman of the Board
Norman W. Collins	69	Director

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As more fully described in Items 1.01, 2.01 and 5.01 above, on July 24, 2008, in a reverse take-over transaction, we acquired a cellular amplifier business based in California by executing the Exchange Agreement  by and among the Company, CelLynx and the CelLynx Owners.  Reference is made to the disclosures set forth under Items 1.01, 2.01 and 5.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

(a)	Resignation of Directors

In connection with the exchange transaction, on July 24, 2008, John P. Thornton (the “Resigning Director”) agreed to resign as a member of our board of directors that would become effective after compliance with Rule 14f-1 of the Exchange Act.  There were no disagreements between the Resigning Director and any of our officers or directors.

(b)	Resignation of Officers

Effective July 24, 2008, John P. Thornton resigned as our Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer.

(c)	Appointment of Officers

Effective July 24, 2008, the following persons were appointed as our newly appointed executive officers (individually, a “New Officer” and collectively, the “New Officers”):

Name	Age	Positions held:

Daniel R. Ash	47	President, Chief Executive Officer, Chief Operating Officer, Secretary and Director
Tareq Risheq	43	Chief Strategy Officer and Director
Kevin Pickard	44	Chief Financial Officer and Treasurer

There are no family relationships among any of our officers or directors.  We have entered into a consulting agreement with Kevin Pickard as described in Item 2.01.  We do not currently have any written employment agreements with Daniel R. Ash or Tareq Risheq, however, the board of directors approved a compensation package for each them as described in Item 2.01. Other than as described in Item 2.01, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any of the New Officers had or will have a direct or indirect material interest. Other than the exchange transaction, there is no material plan, contract or arrangement (whether or not written) to which any of the New Officers is a party or in which any New Officer participates that is entered into or material amendment in connection with our appointment of the New Officers, or any grant or award to any New Officer or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Officers.

Descriptions of our newly appointed directors and officers can be found in Item 2.01 above, in the section titled “DIRECTORS & EXECUTIVE OFFICERS – Current Management.”

(d)	Appointment of Directors

In connection with the exchange transaction and effective as of July 24, 2008, the following persons were appointed as new members of our board of directors (individually, a “New Director” and collectively, the “New Directors”):

Name	Age	Positions Held:
Daniel R. Ash	47	President, Chief Executive Officer, Chief Operating Officer, Secretary and Director
Tareq Risheq*	43	Chief Strategy Officer and Director
Robert J. Legendre*	51	Chairman of the Board
Norman W. Collins*	69	Director
__________
* Appointment to become effective after compliance with Rule 14f-1 of the Exchange Act.

There are no family relationships among any of our officers or directors. None of the New Directors has been named or, at the time of this Current Report, is expected to be named to any committee of the board of directors. Other than an agreement with Norman W. Collins as described in Item 2.01, we do not have any compensation agreements with the New Directors. Other than as described in Item 2.01, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any of the New Directors had or will have a direct or indirect material interest. Other than the exchange transaction, there is no material plan, contract or arrangement (whether or not written) to which any of the New Directors is a party or in which any New Director participates that is entered into or material amendment in connection with our appointment of the New Directors, or any grant or award to any New Director or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Directors.

Descriptions of our newly appointed directors and officers can be found in Item 2.01 above, in the section titled “DIRECTORS & EXECUTIVE OFFICERS – Current Management.”

Item 5.06	Change in Shell Company Status.

Reference is made to the reverse take-over transaction under the Exchange Agreement and the Financing pursuant to the Subscription Agreement, as described in Item 1.01, which is incorporated herein by reference. From and after the closing of the transactions under these agreements, our primary operations consist of the business and operations of CelLynx, which are conducted in the United States.  Therefore, we are disclosing information about CelLynx’s business, financial condition, and management in this Form 8-K.

Item 9.01	Financial Statement and Exhibits.

Reference is made to the reverse take-over transaction under the Exchange Agreement, as described in Item 1.01, which is incorporated herein by reference.  As a result of the closing of the reverse take-over transaction, our primary operations consist of the business and operations of CelLynx, which are conducted in the United States.  In the reverse take-over transaction, the Company is the accounting acquiree, and CelLynx is the accounting acquirer.  Accordingly, we are presenting the financial statements of CelLynx.

(a)	Financial Statements of the Business Acquired

The audited financial statements of CelLynx for the years ended September 30, 2007 and for the period October 11, 2005 (inception) to September 30, 2006 and the unaudited financial statements for the six months ended March 31, 2008, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 of this Current Report.

(b)	Pro Forma Financial Information

The unaudited pro forma combined financial statements of the combined entity as of, and for the year ended, September 30, 2007, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.2 of this Current Report.

The unaudited pro forma combined financial statements are presented to illustrate the estimated effects of our acquisition of CelLynx and the exchange transaction on our historical financial position and our results of operations. We have derived our historical financial data for the nine months ended March 31, 2008 from our unaudited financial statements contained on Form 10-Q as filed with the Securities and Exchange Commission.   We have derived CelLynx’s historical financial statements as of March 31, 2008 from the CelLynx’s unaudited financial statements for the six months ended March 31, 2008 contained elsewhere in this Form 8-K.  In accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS 141), and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, CelLynx is considered the accounting acquirer. Because CelLynx’s owners as a group retained or received the larger portion of the voting rights in the combined entity and CelLynx’s senior management represents a majority of the senior management of the combined entity, CelLynx was considered the acquiror for accounting purposes and will account for the exchange transaction as a reverse acquisition. The acquisition has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. Our fiscal year will end on September 30.

The exchange transaction was completed on July 24, 2008. The unaudited pro forma combined statements of operations for the six months ended March 31, 2008 assume that the exchange transaction, cancellation of shares, distribution of certain assets and payment of liabilities were consummated on March 31, 2008.  The unaudited pro forma combined balance sheet as of March 31, 2008 assumes the exchange transaction and issuance of shares were consummated on that date. The information presented in the unaudited pro forma combined financial statements does not purport to represent what our financial position or results of operations would have been had the exchange transaction and issuance of shares occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the exchange transaction and cancellation of shares.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. These unaudited pro forma consolidated financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of us and CelLynx.

(d) Exhibits

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Share Exchange Agreement by and among the Company, CelLynx and the CelLynx Owners dated January 3, 2008 (1)

2.2	Amendment Agreement to Share Exchange Agreement between the Company and CelLynx dated May 20, 2008 (2)

2.3	Waiver of Conditions Precedent *

3.1	Articles of Incorporation of Norpac Technologies, Inc. (3)

3.2	Articles of Merger of Norpac Technologies, Inc. (4)

3.2	Bylaws of Norpac Technologies, Inc. (4)

3.3	Certificate of Designation of Norpac Technologies, Inc. (5)

10.1	Form of Subscription Agreement dated July 23, 2008 (6)

10.2	Form of Warrant dated July 23, 2008 (6)

10.3	Master Global Marketing and Distribution Agreement between CelLynx and Dollardex Group Corp. dated July 22, 2008 *

10.4	Palomar Ventures III, LP Amended and Restated Subordinated Convertible Promissory Note dated November 10, 2007 *

10.5	Lease Agreement between CelLynx and CSS Properties, LLC dated February 21, 2008 *

10.6	CelLynx 2007 Stock Incentive Plan *

10.7	Amendment No. 1 to CelLynx 2007 Stock Incentive Plan *

10.8	Form of Lock-Up Agreement dated July 22, 2008 *

10.9	Norman W. Collins Offer Letter dated July 15, 2008 *

10.10	Kevin Pickard Consulting Agreement dated July 22, 2008 *

10.11	Convertible Promissory Note between CelLynx and Daniel Ash dated March 27, 2007 *

10.12	Convertible Promissory Note between CelLynx and Tareq Risheq dated March 27, 2007 *

10.13	Convertible Promissory Note between CelLynx and Daniel Ash dated October 25, 2007 *

10.14	Convertible Promissory Note between CelLynx and Tareq Risheq dated October 25, 2007 *

10.15	Incentive Stock Option Agreement between CelLynx and Daniel Ash dated October 1, 2007 *

10.16	Incentive Stock Option Agreement between CelLynx and Tareq Risheq dated October 1, 2007 *

10.17	Incentive Stock Option Agreement between CelLynx and Robert Legendre dated October 1, 2007 *

10.18	Non-Qualified Stock Option Agreement between CelLynx and Daniel Ash dated October 1, 2007 *

10.19	Non-Qualified Option Agreement between CelLynx and Tareq Risheq dated October 1, 2007 *

10.20	Non-Qualified Stock Option Agreement between CelLynx and Robert Legendre dated October 1, 2007 *

10.21	Non-Qualified Stock Option Agreement between CelLynx and Daniel Ash dated April 21, 2008 *

10.22	Non-Qualified Option Agreement between CelLynx and Tareq Risheq dated April 21, 2008 *

10.23	Non-Qualified Stock Option Agreement between CelLynx and Daniel Ash dated May 20, 2008 *

10.24	Non-Qualified Option Agreement between CelLynx and Tareq Risheq dated May 20, 2008 *

10.25	Non-Qualified Option Agreement between CelLynx and Norman Collins dated July 20, 2008 *

10.26	Stock Purchase Agreement between CelLynx and Norman Collins dated February 12, 2008 *

17.1	Letter of Resignation from John P. Thornton to the Board of Directors *

21.1	List of Subsidiaries *

23.1	Consent Letter of Moore Stephens Wurth Frazer and Torbet, LLP *

99.1
Audited financial statements of CelLynx for the years ended September 30, 2007 and 2006, and unaudited financial statements for the six months ended March 31, 2008, and accompanying notes to consolidated financial statements *

99.2
Unaudited pro forma combined financial statements of the combined entity as of, and for the year ended, September 30, 2007, and accompanying notes to unaudited pro forma combined financial statements *

* Filed Herewith.

(1)	Filed on January 9, 2008 as an exhibit to our Current Report on Form 8-K, and incorporated herein by reference.
(2)	Filed on May 27, 2008 as an exhibit to our Current Report on Form 8-K, and incorporated herein by reference.
(3)	Filed as an exhibit to our Registration Statement on Form 10SB originally filed on August 26, 1999, as amended, an incorporated herein by reference.
(4)	Filed as an exhibit to our Quarterly Report on Form 10-QSB for the fiscal period ended September 30, 2003, and incorporated herein by reference.
(5)	Filed on July 15, 2008 as an exhibit to our Current Report on Form 8-K, and incorporated herein by reference.
(6)	Filed on July 23, 2008 as an exhibit to our Current Report on Form 8-K, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORPAC TECHNOLOGIES, INC.

Date: July 30, 2008	By:	/s/ Daniel R. Ash
Daniel R. Ash
Chief Executive Officer